UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

GREEN PLAINS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2019 ANNUAL MEETING

OF SHAREHOLDERS

AND PROXY STATEMENT

March 28, 2019

Dear Shareholder,

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Green Plains Inc. to be held at 10:00 a.m., Central Standard Time, on Wednesday, May 8, 2019, at the Scott Conference Center located at 6450 Pine Street, Omaha, Nebraska 68106.

The Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2018 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne Hoovestol

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 8, 2019

The 2019 Annual Meeting of Green Plains Inc. will be held at 10:00 a.m., Central Standard Time, on Wednesday, May 8, 2019, at the Scott Conference Center located at 6450 Pine Street, Omaha, Nebraska 68106, for the following purposes:

1.	To elect three directors to serve three-year terms that expire at the 2022 annual meeting;

2.	To ratify the selection of KPMG as the Company’s independent registered public accountants for the year ending December 31, 2019;

3.	To ratify and approve adoption of the Green Plains Inc. 2019 Equity Incentive Plan:

4.	To cast an advisory vote to approve the company’s executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “For” all nominees in Proposal 1, a vote “For” Proposal 2, a vote “For” Proposal 3 and a vote “For” Proposal 4.

The foregoing items are more fully described in the accompanying Proxy Statement. We have fixed the close of business on March 14, 2019, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Dissenters’ rights are not applicable to these matters.

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 8, 2019. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2019, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice, which was mailed on or around March 28, 2019, also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. The Notice, the Proxy Statement and our 2018 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Michelle Mapes

Corporate Secretary

Omaha, Nebraska

March 28, 2019

COMMONLY USED DEFINED TERMS

Company and Regulatory Defined Terms:

Green Plains; the company; GPI	Green Plains Inc.
Exchange Act	Securities Exchange Act of 1934, as amended
Fleischmann’s Vinegar; Fleischmann’s; FVC	Fleischmann’s Vinegar Company, Inc.
GPP	Green Plains Partners LP
NASDAQ	The Nasdaq Global Market
SEC	Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended

Other Defined Terms:

Annual Meeting	The 2019 Annual Meeting of shareholders of Green Plains Inc. and any adjournment or postponement thereof
ASC 718	Accounting Standards Codification Topic 718, Compensation – Stock Compensation
Board	Board of Directors of Green Plains Inc.
Common Stock	Green Plains Inc. Common Stock, $0.001 par value per share
EBITDA	Earnings before interest, taxes, depreciation and amortization which is a non-GAAP measure. See our Annual Report on Form 10-K for the year ended December 31, 2018 for a reconciliation to GAAP net income
ESG	Environmental, social and governance
GAAP	U.S. Generally Accepted Accounting Principles
GICS	Global Industry Classification Standard
Internal Revenue Code	Internal Revenue Code of 1986, as amended
NEO	Named executive officer
Notice	Important notice regarding the availability of proxy materials for the Annual Meeting
PSU	Performance Share Unit
Record Date	The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting
RSA	Restricted Stock Award
TCJA	Tax Cuts and Jobs Act of 2017
TSR	Total Shareholder Return
Umbrella STIP	Green Plains Inc. Umbrella Short-Term Incentive Plan
U.S.	United States

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the Proxy Statement carefully before voting. This Proxy Statement and the enclosed proxy is first being sent or made available to shareholders on or around March 28, 2019.

2019 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:

10:00 a.m., Central Standard Time, Wednesday, May 8, 2019

Place:

Scott Conference Center

6450 Pine Street, Omaha, Nebraska 68106

Record Date: March 14, 2019

VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the 2019 Annual Meeting of Shareholders if you were a shareholder of record as of the Record Date, which has been fixed as of close of business on March 14, 2019. On the Record Date, there were 41,422,880 shares of our company’s Common Stock outstanding and eligible to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Electronic Access to Proxy Materials

Pursuant to rules adopted by the SEC, we are making this Proxy Statement and our 2018 Annual Report available to shareholders electronically via the Internet. On or around March 28, 2019, we mailed the Notice, which provides information regarding the availability of proxy materials for the Annual Meeting, to our shareholders of record.

Shareholders will be able to access this Proxy Statement and our 2018 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice. The website on which you will be able to view our proxy materials also allows you to choose to receive future proxy materials electronically by email, which would save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email remains in effect until you terminate it.

HOW YOU CAN ACCESS THE PROXY MATERIALS ONLINE

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2019.

The Notice, the Proxy and our 2018 Annual Report may be accessed at

www.edocumentview.com/GPRE.

MEETING AGENDA AND VOTING RECOMMENDATIONS

PROPOSAL	BOARD RECOMMENDATION	PAGE

1. The election of three directors to serve three-year terms that expire at the 2022 annual meeting (“Proposal 1”)	FOR	11

2. The ratification of the selection of the Company’s independent registered public accountants for 2019 (“Proposal 2”)	FOR	45

3. Approval of the Green Plains Inc. 2019 Equity Incentive Plan (“Proposal 3”)	FOR	47

4. An advisory vote to approve executive compensation (“Proposal 4”)	FOR	51

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for any of the matters to be voted on at the meeting.

A holder of Common Stock who has submitted a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Corporate Secretary of the company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock. If your shares are registered directly in your name with our transfer agent, with respect to those shares, you are considered the shareholder of record, or a registered shareholder, and these materials were sent to you directly by us. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•	going to the Internet website indicated on the Proxy Card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice);
•	calling the toll-free telephone number indicated on the Proxy Card or voting instruction card (you will need the control number that is included in the Notice);
•	signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail; or
•	written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” all nominees in Proposal 1, and “For” Proposals 2, 3 and 4.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. All proposals are considered non-routine, except for Proposal 2.

Expenses and Methods of Solicitation

We will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the company and its subsidiaries who will not receive additional compensation therefor. We will reimburse banks, brokerage firms and nominees for reasonable expenses incurred related to forwarding proxy solicitation materials to beneficial owners of shares held by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to approve Proposals 2, 3 and 4. Since only votes cast count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposals 2, 3 and 4.

BOARD HIGHLIGHTS

Our current directors whose terms are expiring have been nominated by the Board for reelection at the Annual Meeting. For more information on all of the director nominees, see page 12 of this Proxy Statement.

COMPANY HIGHLIGHTS

Our company is a vertically integrated commodity processing company and one of the largest consolidated owners’ of ethanol plants in North America. The company operates four business segments: (1) ethanol production, which includes the production of ethanol, distillers grains and corn oil, (2) agribusiness and energy services, which includes grain handling and storage and marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes cattle feeding, and food-grade corn oil operations, and (4) partnership, which includes fuel storage and transportation services.

2018 PERFORMANCE HIGHLIGHTS

Fiscal 2018 presented a challenging operating environment, as our business continued to experience the impacts of a continued deflationary cycle within the agriculture and energy sectors. Both sectors continued to face pricing pressures from increased global supplies of grains, proteins, oilseeds and an oversupply of ethanol bolstered by escalating trade tensions around the world.

Despite these challenging operating conditions, we continued to execute on our business strategies by managing commodity price risks, improving operational efficiencies and optimizing market opportunities to create an efficient platform with diversified income streams, as exemplified by the following:

Key Operating Accomplishments

◾	Net income of $15.9 million, or $0.39 per diluted share; and

◾	EBITDA of $224.7 million (see EBITDA reconciliation in the company’s Form 10-K, filed February 20, 2019).

Achievements

◾

The acquisition of cattle-feeding operations located in Sublette, Kansas and Tulia, Texas bringing the company’s total capacity to 355,000 head of cattle and making us the 4th largest feedlot operator in the U.S.;

◾	Disposition of three ethanol plants and Fleischmann’s Vinegar resulting in total net cash proceeds of approximately $671.7 million and a pre-tax gain of $150.4 million;

◾	Repayment of the remaining balance of our $500 million term loan due August, 2023; and

◾	Formation of Optimal Aquafeed, a 50/50 joint venture to produce high-quality aquaculture feeds utilizing proprietary techniques and high-protein feed ingredients.

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Philosophy.  Our Compensation Committee has designed our executive compensation program to deliver pay that reflects corporate, business unit and individual performance that also aligns with the creation of long-term value for our shareholders. As part of our compensation philosophy we pay executive salaries that are lower than our competitors, with more compensation “at-risk” through long-term equity awards and annual cash incentive awards. Our annual cash incentive plan provides an incentive to achieve financial and operational performance aligned with our business plan and longer term strategy.

The following chart illustrates the mix of total direct compensation elements for our NEOs at target performance, excluding our former Chief Operating Officer and the President of Fleischmann’s Vinegar who both resigned during fiscal 2018.

CEO Avg. Other NEOs

Pay for Performance.  Our Compensation Committee has designed our executive compensation program to deliver pay in alignment with corporate and individual performance, aligned with our strategy of growing ethanol and non-ethanol EBITDA, while operating safely and delivering an appropriate level of return to our shareholders.

Performance against pre-established EBITDA goals is a key element of our annual incentive plan. As the chart on page 20 indicates, our CEO’s total realizable compensation is well-aligned with our company and stock price performance.

Our Compensation Committee believes that our executive compensation program effectively aligns executive pay with performance returns to shareholders and creates a growth-oriented, long-term value proposition for our shareholders. For more information, see “Compensation Discussion and Analysis – Executive Overview – Pay for Performance” included in the Proxy Statement.

Response to Say On Pay Vote and Changes to our Executive Compensation Program.  At our 2017 annual meeting, our shareholders approved our NEOs’ compensation, with approximately 76% of the votes cast in favor of our say on pay proposal.

In 2018, the Compensation Committee, with input from its independent compensation consultant, considered the 2017 vote results, shareholder input and current market practices and made significant changes to the compensation program for 2018 which have continued in 2019. Based on shareholder input and to better align our compensation programs with our strategy and market practice, we implemented the following changes for 2018:

•	We transitioned our long-term incentive program to a forward looking program, with awards contingent on future performance;

•

Beginning in 2018, one half of annual awards to executive officers under the LTIP will be in the form of performance share units (PSUs) which vest based 50% on total shareholder return relative to a performance peer group and 50% based on return on net assets;

•

We adjusted our Chief Executive Officer’s salary and target annual incentive in 2018 to align more closely with market norms, increasing salary, but maintaining a salary below market median and decreasing his target annual incentive to 200% of salary, to maintain his target cash compensation at the same level as in 2017;

•	We adopted a compensation recovery (clawback) policy to allow the Board to recoup incentive compensation in appropriate circumstances;

•	We eliminated the excise tax gross up provision in our Chief Executive Officer’s employment agreement; and

•	The Compensation Committee retained an independent compensation advisor to provide advice in connection with our executive compensation program and incentive plan design.

The Compensation Committee believes these changes have strengthened alignment between executive compensation and the interests of our shareholders, and support the achievement of our strategic and financial goals. At our 2018 annual meeting, our shareholders approved our NEOs’ compensation, with approximately 98% of the votes cast in favor of our say on pay proposal.

For a more detailed discussion of these changes, please see “Compensation Discussion and Analysis” beginning on page 16 of this Proxy Statement.

GOVERNANCE HIGHLIGHTS

Our company has a history of strong corporate governance. By evolving our governance approach in light of best practices, our Board drives sustained shareholder value and best serves the interests of our shareholders.

WHAT WE DO	WHAT WE DON’T DO

✓ 100% independent board committees	Ï No poison pill

✓ 100% directors owning stock	Ï No supplemental executive retirement plans

✓ Compensation recoupment (clawback) policy	Ï No discounted stock options, reload of stock options or stock option re-pricing without shareholder approval

✓ Right to call special meeting threshold set at 10%	Ï No single-trigger vesting of equity compensation upon a change in control

✓ Provide a majority of executive compensation in performance-based compensation	Ï No short-term trading, short sales, transactions involving derivatives, hedging or pledging transactions for executive officers

✓ Pay for performance based on measurable goals for both annual and long-term awards

✓ Balanced mix of awards tied to annual and long-term performance

✓ Stock ownership and retention policy

PROXY STATEMENT

FOR AN ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 8, 2019

This Proxy Statement is provided to the shareholders of Green Plains Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board”)

to be voted at an Annual Meeting of Shareholders to be held at 10:00 a.m.,

Central Standard Time, at the Scott Conference Center

located at 6450 Pine Street, Omaha, Nebraska 68106, on Wednesday, May 8,

2019, and at any adjournment or postponement thereof (the “Annual Meeting”).

This Proxy Statement and the enclosed proxy is first being sent or made available to shareholders on or around March 28, 2019. This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

We are asking you to elect the three nominees identified in this Proxy Statement as directors of the Company until the 2022 annual meeting of shareholders, to ratify the election of our auditors, and to vote to approve both the 2019

Equity Incentive Plan and our executive compensation.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Iowa, our restated certificate of incorporation, as amended, and our amended and restated bylaws, our business, property and affairs are managed under the direction of the Board.

Independent Directors

Under the corporate governance listing standards of the NASDAQ and our committee charters, the Board must consist of a majority of independent directors. In making independence determinations, the Board observes NASDAQ and Securities and Exchange Commission (“SEC”) criteria and considers all relevant facts and circumstances. The Board, in coordination with its Nominating and Governance Committee, annually reviews all relevant business relationships any director nominee may have with our Company. As a result of its annual review, the Board has determined that each of its current non-employee directors meet the independence requirements of the NASDAQ and the SEC.

Meetings of the Board

During the fiscal year ended December 31, 2018, the Board held four regular meetings and four special meetings. Each of the serving directors attended at least 76% of all meetings held by the Board and committee meetings of the Board on which the applicable director served during the fiscal year ended December 31, 2018. The Board and committees met in executive session, without management at each meeting.

The table below shows the meeting attendance for each director in 2018:

Name	Board	Audit Committee	Compensation Committee	Nomination and Governance Committee	Overall Attendance

Wayne Hoovestol, Chairman	8 of 8	-	-	-	8 of 8 (100%)

Jim Anderson	5 of 8	5 of 7	9 of 10	-	19 of 25 (76%)

Todd Becker	8 of 8	-	-	-	8 of 8 (100%)

James Crowley	8 of 8	7 of 7	-	-	15 of 15 (100%)

Gene Edwards	8 of 8	7 of 7	10 of 10	-	25 of 25 (100%)

Gordon Glade	8 of 8	7 of 7	-	4 of 4	19 of 19 (100%)

Ejnar Knudsen	8 of 8	7 of 7	-	-	15 of 15 (100%)

Tom Manuel	8 of 8	-	10 of 10	4 of 4	22 of 22 (100%)

Brian Peterson	8 of 8	-	-	4 of 4	12 of 12 (100%)

Alain Treuer, Vice Chairman	8 of 8	-	10 of 10	4 of 4	22 of 22 (100%)

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board as a whole, or with individual directors, may direct any correspondence to the following address: c/o Corporate Secretary, Green Plains Inc., 1811 Aksarben Drive, Omaha, Nebraska 68106. All communications sent to this address will be shared with the Board, or the Board Chairman or any other specific director, if so addressed.

It is a policy of the Board to encourage, but not require, directors to attend each annual meeting of shareholders. The Board’s attendance allows for direct interaction between shareholders and members of the Board. All of our directors, with the exception of one, attended our 2018 annual meeting of shareholders.

The Board’s Role in Risk Oversight

The Board and each of its committees are involved in overseeing risk associated with our company. In its oversight role, the Board annually reviews our company’s strategic plan, which addresses, among other things, the risks and opportunities facing our company. While the Board has the ultimate oversight responsibility for the risk management process, it has delegated certain risk management oversight responsibilities to the Board committees.

One of the primary purposes of the Audit Committee, as set forth in its charter, is to act on behalf of the Board in fulfilling its responsibilities to oversee company processes for the management of business/financial risk and for compliance with applicable legal, ethical and regulatory requirements. Accordingly, as part of its responsibilities as set forth in its charter, the Audit Committee is charged with (i) inquiring of management and our company’s outside auditors about significant risks and exposures and assessing the steps management has taken or needs to take to minimize such risks and (ii) overseeing our company’s policies with respect to risk assessment and risk management, including the development and maintenance of an internal audit function to provide management and the Audit Committee with ongoing assessments of our company’s risk management processes and internal controls. In connection with these risk oversight responsibilities, the Audit Committee has regular meetings with our company’s management, internal auditors and independent, external auditors.

The Nominating and Governance Committee annually reviews our company’s corporate governance guidelines and their implementation, as well as regularly evaluates new and continuing directors for election to the Board. The Compensation Committee considers risks related to the attraction and retention of talented senior management and other employees as well as risks relating to the design of compensation programs and arrangements. Each committee provides the Board with regular, detailed reports regarding committee meetings and actions.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee, each of which has a charter setting forth its responsibilities. Board members also possess key knowledge and skills as noted in the table below:

Skill	Jim Anderson	Todd Becker	James Crowley	Gene Edwards	Gordon Glade	Wayne Hoovestol	Ejnar Knudsen	Thomas Manuel	Brian Peterson	Alain Treuer
Executive Management	x	x	x	x	x	x	x	x	x	x
Finance / Financial Expert	x	x	x	x	x		x	x		x
Compensation	x	x	x	x		x		x		x
Risk Management	x	x	x	x		x	x	x	x	x
Industry Knowledge	x	x		x	x	x	x	x	x	x
Technology		x		x				x		x
Government Relations	x	x	x	x		x		x
Accounting	x	x	x	x	x		x	x		x
Legal / Regulatory		x		x				x
International Business	x	x	x				x	x		x
Strategy Development	x	x	x	x		x	x	x		x
Mergers & Acquisitions	x	x	x	x	x	x	x	x		x
Corporate Governance	x	x	x	x	x			x	x	x

The tables which follow set forth committee memberships as of the date of this proxy.

AUDIT COMMITTEE

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Crowley (Chairman), Anderson, Edwards, Glade and Knudsen, each of whom is independent under the rules of the NASDAQ and the SEC. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. The Audit Committee continued its standing practice of meeting directly with our internal audit staff to discuss the current year’s audit plan and to allow for direct interaction between the Audit Committee members and our internal auditors. The Audit Committee also meets directly with our independent auditors. The Audit Committee met seven times during the fiscal year ended December 31, 2018. During each of these meetings, the Audit Committee met directly with our independent auditors.

The function of the Audit Committee, as detailed in its charter and available on the company’s website, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of our financial reports. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and our management.

Please see page 53 of this Proxy Statement for the “Report of the Audit Committee.”

COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Treuer (Chairman), Anderson, Edwards and Manuel, each of whom is independent under the rules of the NASDAQ and the SEC. The Compensation Committee met 10 times during the fiscal year ended December 31, 2018.

The Compensation Committee establishes our general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of our executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer our compensation plans, including choosing performance measures, setting performance targets and evaluating performance, in consultation with the Chief Executive Officer. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the individual performance and contribution to our overall performance by executive officers (other than himself) and other key employees.

As permitted by the Compensation Committee Charter, which is available on the company’s website, the Compensation Committee retained the services of an independent compensation adviser to provide consulting services with respect to the company’s executive compensation program. In December 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation adviser for the remainder of fiscal 2017 and fiscal 2018. Pursuant to the terms of its engagement by the Compensation Committee, Meridian provided advice regarding our executive compensation programs in relation to the objectives of those programs and provided information and advice on competitive compensation practices and trends, along with specific views on our executive compensation programs. In its role as the Committee’s independent compensation consultant, representatives of Meridian engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee, providing them with their opinions with respect to the design of current or proposed compensation programs. Meridian reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate their services.

Please see page 31 of this Proxy Statement for the “Compensation Committee Report.”

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee currently consists of Messrs. Peterson (Chairman), Glade, Manuel and Treuer, each of whom is independent under the rules of the NASDAQ and the SEC. The Nominating and Governance Committee met four times during the fiscal year ended December 31, 2018.

The function of the Nominating and Governance Committee, as detailed in its charter and available on the company’s website, is to recommend to the Board the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review and address governance items. The Nominating and Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating and Governance Committee will also consider such other factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Code of Ethics

The Board has adopted a Code of Ethics to which all officers, directors and employees, who for purposes of the Code of Ethics are collectively referred to as employees, are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Ethics requires that all employees avoid conflicts of interest, comply with all laws, rules and regulations, conduct business in an honest and fair manner, and otherwise act with integrity. Employees are required to report any violations of the Code of Ethics and may do so anonymously by contacting https://gpreinc.alertline.com. The Code of Ethics includes specific provisions applicable to the company’s principal executive officer and senior financial officers. The full text of the code of ethics is published on our website in the “Investors – Corporate Governance” section.

The Board also has adopted a Related Party Policy which addresses our company’s procedures with respect to the review and approval of “related party transactions” that are required to be disclosed pursuant to SEC regulations. The Code of Ethics provides that any transaction or activity in which the company is involved with a “related party” (which is defined as an employee’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or any person (other than a tenant or employee) sharing the household of an employee of ours, or any entity that is either wholly or substantially owned or controlled by an employee of ours or any of the foregoing persons and any trust of which an employee of ours is a trustee or beneficiary) shall be subject to review and approval by our Audit Committee so that appropriate measures can be put into place to avoid either an actual conflict of interest or the appearance of a conflict of interest.

Stock Ownership Guidelines: Prohibition on Short-Term and Speculative Trading and Pledging

The Board has adopted stock ownership guidelines to further align the interests of our non-employee directors and officers with those of our shareholders, by requiring the following minimum investment in company Common Stock:

ROLE	MINIMUM OWNERSHIP
Chief Executive Officer	6x base salary
Chief Operating Officer and Chief Financial Officer	4x base salary
All other NEOs	3x base salary
Non-Employee Directors	5x annual cash retainer

Furthermore, our directors and each officer who is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, with one director being granted an exception for the pledge of shares.

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member (i) was an officer or employee of GPI, (ii) was formerly an officer of GPI or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions. During the fiscal year ended December 31, 2018, we had no “interlocking” relationships in which (i) an executive officer of GPI served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of GPI, (ii) an executive officer of GPI served as a director of another entity, one of whose executive officers served on the Compensation Committee of GPI, or (iii) an executive officer of GPI served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of GPI.

PROPOSAL 1- ELECTION OF DIRECTORS

Introduction

The Board consists of ten members and is divided into three groups. One group of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors is elected on a rotating basis. James Crowley, Gene Edwards and Gordon Glade are up for reelection at the Annual Meeting (to serve until the 2022 annual meeting or until their respective successors shall be elected and qualified). The terms of Jim Anderson, Wayne Hoovestol and Ejnar Knudsen expire at the 2020 annual meeting. The terms of Todd Becker, Thomas Manuel, Brian Peterson and Alain Treuer expire at the 2021 annual meeting.

Age Director Tenure

Director Nomination Process

The Board is responsible for approving nominees for election as directors. To assist in this task, the Nominating and Governance Committee is responsible for reviewing and recommending nominees to the Board. This committee is comprised solely of independent directors as defined by the rules of the NASDAQ and the SEC.

The Board has a policy of considering director nominees recommended by our shareholders. A shareholder who wishes to recommend a prospective board nominee for the Nominating and Governance Committee’s consideration can write to the Nominating and Governance Committee, c/o Michelle S. Mapes, Corporate Secretary, Green Plains Inc., 1811 Aksarben Drive, Omaha, NE 68106. In addition to considering nominees recommended by shareholders, our Nominating and Governance Committee also considers prospective board nominees recommended by current directors, management and other sources. Our Nominating and Governance Committee evaluates all prospective board nominees in the same manner regardless of the source of the recommendation.

As part of the nomination process, our Nominating and Governance Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment includes issues of judgment, diversity, experience and skills. In evaluating prospective nominees, including nominees recommended by shareholders, our Nominating and Governance Committee looks for the following minimum qualifications, qualities and skills:

◾	highest personal and professional ethics, integrity and values;

◾	outstanding achievement in the individual’s personal career;

◾	breadth of experience;

◾	ability to make independent, analytical inquiries;

◾	ability to contribute to a diversity of viewpoints among board members;

◾

willingness and ability to devote the time required to perform board activities adequately (in this regard, the committee will consider the number of other boards of directors on which the individual serves); and

◾	ability to represent the total corporate interests of our company (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

As set forth above, our Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee adopted a policy in 2017 specifically addressing gender diversity whereby it resolved to ensure that when a vacancy arises on the Board, it will ensure the candidate pool always contains at least one diverse candidate specifically with respect to gender. Based on shareholder comments, the Committee is continuing to evaluate additional ways to address gender diversity in particular. The Committee also views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race, national origin and gender.

Shareholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of our bylaws and of Rule 14a-8 promulgated by the SEC. Please see “Additional Information” in

this Proxy Statement for more information regarding the procedures for submission by a shareholder of a director nominee or other proposals.

Set forth below is the age, principal occupation and certain other information for each of the nominees for election as a director.

Nominees for Election at the 2019 Annual Meeting

JAMES CROWLEY, 72, a director since October 2008, also serves as Chairman of the Audit Committee. Mr. Crowley has been Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is Chairman of the Audit Committee of Core Molding Technologies, is on the board of trustees for the National Marine Sanctuary Foundation, and has served on a number of educational and not-for-profit boards. Mr. Crowley has a master’s degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University. He has also completed corporate governance programs at the Harvard Business School, Stanford Graduate Business School, Stanford Law School and Northwestern University. Mr. Crowley is qualified to serve as a director because he possesses the requisite education and business acumen to serve as an audit committee financial expert along with having served on other boards and as an audit committee chairman of another company.

GENE EDWARDS, 62, a director since June 2014, also serves on the Audit and Compensation Committees. Mr. Edwards served as Executive Vice President and Chief Development Officer of Valero Energy Corporation until his retirement in April 2014. He began his 32-year career at Valero as an analyst in Planning and Economics and spent his tenure with Valero in various managerial positions in Planning and Economics, Refinery Operations, Business Development, and Marketing. Mr. Edwards was a key driver in Valero’s entry into the ethanol business and helped the segment become a successful part of its overall business. He served on the board of directors of CST Brands, Inc. from May 2013 to December 2013. Mr. Edwards holds a Bachelor of Science degree in Chemical Engineering from Tulane University and a master’s degree in Business Administration from the University of Texas at San Antonio. Mr. Edwards is qualified to serve as a director because of his extensive energy, including ethanol, industry experience, providing the Board with valued industry experience.

GORDON GLADE, 48, a director since December 2007, also serves on the Audit and the Nominating and Governance Committees. Mr. Glade was formerly a shareholder of Amur Equipment Financing (formerly AXIS Capital Inc.), a commercial equipment leasing company, for which he had also served as its President and Chief Executive Officer from 1996 to 2016. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar and Frances Reynolds Foundation, Inc. and as a director of Heartland Agriculture, LLC and the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. Mr. Glade is qualified to serve as a director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

Set forth below is the age, principal occupation and certain other information for each of our directors not currently up for election.

Continuing Directors with Terms Expiring in 2020

JIM ANDERSON, 61, a director since October 2008, also serves on the Audit and Compensation Committees. Mr. Anderson is currently the Chief Executive Officer of Moly-Cop, a position he has held since November 2017. Previously, he served as Managing Director and Operating Partner at CHAMP Private Equity. In addition, he served The Gavilon Group, LLC as its President and Chief Executive Officer from October 2014 until February 2016 as well as its Chief Operating Officer, Fertilizer, since February, 2010. From September 2006 to February 2010, he served as Chief Executive Officer and member of the board of directors at United Malt Holdings, a producer of malt for use in the brewing and distilling industries. Prior to that, beginning in April 2003, Mr. Anderson served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods, Inc. and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. He has also served as a Board Member of the North American Export Grain Association and the National Grain and Feed Association. Mr. Anderson holds a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin—Platteville. Mr. Anderson is qualified to serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of our operations.

WAYNE HOOVESTOL, 61, a director since March 2006, has served as Chairman of the Board since October 2008. Mr. Hoovestol served as our Chief Operating Officer from January 2007 to February 2007, Chief Executive Officer from February 2007 to December 2008, and Chief Strategy Officer from March 2009 to November 2009. Mr. Hoovestol no longer is an employee of the company. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. Mr. Hoovestol is qualified to serve as a director because of his former leadership as Chief Executive Officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

EJNAR KNUDSEN, 50, joined the company as a director in May 2016. He also serves on the Audit Committee. Mr. Knudsen is the founder and CEO of AGR Partners, and oversees the firm’s strategy with investments totaling over $400 million in food processors, manufacturers and agribusinesses. From 2009 to 2012, Mr. Knudsen was co-portfolio manager of Passport Capital’s Agriculture Fund. Prior to Passport Capital, Mr. Knudsen served as EVP of Western Milling, a grain and feed milling company that grew from a small California startup to over $1 billion in sales. Mr. Knudsen also spent 10 years with Rabobank, in its New York office, managing a loan portfolio and venture capital investments as well as providing corporate advisory services. Mr. Knudsen is a director of Opal Foods, Icicle Seafoods, Ridley Corp. (RIC.ASX), and Materra Farming. Mr. Knudsen received his B.S. from Cornell University and is a CFA charter holder. Mr. Knudsen is qualified to serve as a director because of his operating company and finance experience, as well as his agribusiness industry network and knowledge, which provides the Board with a relevant depth of understanding of our operations.

Continuing Directors with Terms Expiring in 2021

TODD BECKER, 53, who has served as President and Chief Executive Officer since January 2009, was appointed as a director in March 2009. Mr. Becker has also served as President and Chief Executive Officer, as well as a director, of the general partner of Green Plains Partners LP since March 2015. Mr. Becker served as our President and Chief Operating Officer from October 2008 to December 2008. He served as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years at ConAgra Foods, Inc. in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 32 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker served on the board of directors, including its Audit and Compensation Committees, for Hillshire Brands Company from 2012 to 2014. Mr. Becker has a master’s degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. Mr. Becker is qualified to serve as a director because he provides an insider’s perspective about our business and strategic direction to Board discussions. His extensive commodity experience and leadership make him an essential member of the Board.

THOMAS MANUEL, 72, a director since May 2015, also serves on the Compensation and the Nominating and Governance Committees. Mr. Manuel serves as Chief Executive Officer and Founder of Nu-Tek Food Science LLC, a food ingredients processing company, a position he has held since August 2011. Prior to that, he served as Chief Executive Officer of Aventine Renewable Energy, Inc., an ethanol producer from March 2010 to August 2011. From May 2002 to August 2011, Mr. Manuel served as Managing Director of International Strategy Advisors, LLC, providing transaction advisory services to private equity investors in the agribusiness and food industries. From 1977 until 2002, Mr. Manuel held various senior management positions with ConAgra Foods, Inc. including trading in domestic and international food ingredients, grain and energy, and grain and meat processing of various types. Mr. Manuel has a Bachelor of Science degree in Business Administration from the University of Minnesota. Mr. Manuel is qualified to serve as a director because of his experience in grain, meat and poultry processing, trading, and commodity and energy merchandising, providing a veteran perspective to Board discussions.

BRIAN PETERSON, 55, a director since May 2005, also serves as Chairman of the Nominating and Governance Committee. Mr. Peterson currently serves as President and Chief Executive Officer of Whiskey Creek Enterprises. Mr. Peterson served as our Executive Vice President in charge of site development from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by us in 2006. For over twenty years, he has owned and operated grain farming entities which now includes acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a cattle feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. In addition, he is an investor in several other ethanol companies. Mr. Peterson is qualified to serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 46, a director since October 2008, who has served as Vice Chairman of the Board since August 2015, also serves on the Nominating and Governance Committee and as Chairman of the Compensation Committee. Mr. Treuer was a founder of VBV LLC, a joint venture formed in 2006 to develop and expand ethanol production in a vertical manner in the U.S. VBV LLC and Green Plains merged in 2008. Mr. Treuer had served as Trivon’s (VirginConnect/ VirginConnect Mobile) Chairman of the Board’s Compensation Committee since 2006. Mr. Treuer has also served since 2005 as Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP SA), a global investment firm. Prior to joining TRP SA, he was Chairman and Chief Executive Officer of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. Mr. Treuer has nearly 30 years of experience as an entrepreneur in various industries around the globe. Mr. Treuer has a master’s degree in Business Administration from the Graduate School of Business at Columbia University in New York, a Bachelor of Economics degree from the University of St. Gallen in Switzerland and is an active member of the Young Presidents Organization. Mr. Treuer is qualified to serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

Required Vote

To be elected, each nominee for director must receive plurality of all votes cast (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” each of the nominees set forth in Proposal 1.

OUR MANAGEMENT

Executive Officers and Directors

Our executive officers and directors, their ages and their positions as of March 28, 2019, are as follows. Our executive officers serve at the discretion of the Board.

NAME	AGE	TITLE
Wayne Hoovestol	61	Chairman of the Board
Todd A. Becker	53	President and Chief Executive Officer (and Director)
John W. Neppl	53	Chief Financial Officer
Michelle S. Mapes	52	Chief Legal and Administration Officer and Corporate Secretary
George P. (Patrich) Simpkins	57	Chief Development Officer
Walter S. Cronin	56	Executive Vice President – Commercial Operations
Mark A. Hudak	59	Executive Vice President – Human Resources
Joel Jarnagin	55	Executive Vice President – Cattle
Paul E. Kolomaya	53	Executive Vice President – Commodity Finance
Michael A. Metzler	56	Executive Vice President – Natural Gas & Power
Anthony R. Vojslavek	37	Executive Vice President – Trading and Risk
Jim Anderson (1) (2) (4)	61	Director
James Crowley (1) (4)	72	Director
Gene Edwards (1) (2) (4)	62	Director
Gordon Glade (1) (3)	48	Director
Ejnar Knudsen (1)	50	Director
Thomas Manuel (2) (3)	72	Director
Brian Peterson (3)	55	Director
Alain Treuer (2) (3)	46	Director and Vice Chairman of the Board

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	In accordance with requirements of the SEC and the NASDAQ listing requirements, the Board has designated each as an Audit Committee financial expert.

Biographical information for Todd Becker, who also serves as one of our directors, is provided above in this Proxy Statement. Since March 2015, the majority of our executive officers serve the general partner of GPP in the same capacity as noted below. Under an operational services and secondment agreement, we are reimbursed by GPP for certain compensation of our employees, including executive officers, who serve in management, maintenance and operational functions in support of its operations. Mr. Simpkins has also served as a director of the general partner of GPP since June 2015.

JOHN NEPPL has served as Chief Financial Officer since September 2017. Prior to joining our parent, Mr. Neppl served as Chief Financial Officer of The Gavilon Group, LLC, an agriculture and energy commodities management firm with an extensive global footprint, from June 2008 through February 2016. Previously, Mr. Neppl held senior financial management positions at ConAgra Foods, Inc., including Senior Financial Officer of ConAgra Trade Group and Commercial Products division as well as Assistant Corporate Controller. Prior to ConAgra, Mr. Neppl was Corporate Controller at Guarantee Life Companies. He began his career as an auditor with Deloitte & Touche. Mr. Neppl is a member of the Creighton University Heider College of Business Dean’s Advisory Board, as well as its Accounting Department Advisory Board. In addition, he is on the Board of Directors of Marian High School in Omaha, Nebraska and Chair of its Finance Committee. Mr. Neppl earned his Bachelor of Science degree in business administration with a major in accounting from Creighton University. He is also a certified public accountant (inactive status).

MICHELLE MAPES has served as Chief Legal and Administration Officer and Corporate Secretary since January 2018 and prior to that as Executive Vice President – General Counsel and Corporate Secretary since November 2009. Prior to joining Green Plains in September 2009 as General Counsel, Ms. Mapes was a Partner at Husch Blackwell LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, she was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel for Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, a master’s degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln.

PATRICH SIMPKINS has served as Chief Development Officer since October 2014, also previously servicing as Chief Risk Officer from October 2014 through August 2016. Prior to joining Green Plains in May 2012 as Executive Vice President – Finance and Treasurer, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients. From February 2005 to June 2008, he served as Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc., and as Executive Vice President and Global Chief Risk Officer of TXU Corporation from November

2001 to June 2004. Prior to that, Mr. Simpkins served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications. Mr. Simpkins has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

WALTER CRONIN has served as Executive Vice President – Commercial Operations since August 2015. Mr. Cronin served as Chief Investment Officer of Green Plains Asset Management LLC, a wholly owned subsidiary of Green Plains, from November 2011 to August 2015. Mr. Cronin served as Executive Vice President and trading principal of County Cork Asset Management from April 2010 to November 2011, and as a consultant to Bunge Limited from September 2004 to March 2010. Prior to that, he gained over 28 years of commodity trading experience working at a number of firms, including R.J. O’Brien & Associates LLC and Continental Grain Company. Mr. Cronin has a Bachelor of Arts degree from the University of Santa Clara.

MARK HUDAK has served as Executive Vice President – Human Resources since November 2013. Prior to joining Green Plains in January 2013 as Vice President – Human Resources, Mr. Hudak served as Senior Director, Global Human Resources for Bimbo Bakeries from November 2010 to January 2013. Prior to that, Mr. Hudak was Vice President, Global Human Resources / Compliance and Ethics Officer at United Malt Holdings from September 2006 to November 2010. He held several senior level positions at ConAgra Foods, Inc. from December 2000 to September 2006. Mr. Hudak has a Bachelor of Science degree in Business Administration from Bellevue University.

JOEL JARNAGIN assumed the role of Executive Vice President, Green Plains Cattle Company in August of 2018 and is responsible for the cattle platform’s operations and strategy. Mr. Jarnagin most recently served as Vice President of Green Plains Cattle Company from October of 2015 to August of 2018. Prior to joining Green Plains, Mr. Jarnagin worked at Beachner Grain and Neosho Valley Feeders where he was responsible for managing all feed and cattle sales for the company. Prior to that, Mr. Jarnagin spent 19 years as the General Manager for Grant County Feeders, a 115,000 head feed yard in Ulysses, Kansas. Prior to Grant County Feeders, Mr. Jarnagin owned and operated Emory Commodities, a futures trading and hedging company, was the feed mill manager for Fred Waldron Feeds and held various positions at Smith Brothers Cattle Company, Boothill Feeders and Southwestern Livestock. Mr. Jarnagin received his Bachelor of Business Administration from Washburn University and has over 30 years of experience in cattle feeding operations.

PAUL KOLOMAYA has served as Executive Vice President – Commodity Finance since February 2012. Prior to joining Green Plains in August 2008 as Vice President – Commodity Finance, Mr. Kolomaya was employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international. Prior to that, he was employed by Arthur Andersen & Co. in both the audit and business consulting practices. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

MICHAEL METZLER has served as Executive Vice President – Natural Gas and Power since November 2015. Prior to joining Green Plains in May 2013 as Senior Vice President and General Manager – Natural Gas and Power, Mr. Metzler was Senior Vice President of Origination and Trading for Tenaska Marketing Ventures, spending nearly 20 years helping to build the company from its start up. Prior to Tenaska, he spent five years with Aquila Energy Marketing as Director of Marketing and Trading. Mr. Metzler holds a Bachelor of Business Administration degree in Management and Marketing from the University of Nebraska - Omaha.

ANTHONY VOJSLAVEK has served as Executive Vice President – Trading and Risk since July 2017 and prior to that as Executive Vice President – Risk Management since August 2016. Prior to joining Green Plains, Mr. Vojslavek was employed by The Gavilon Group LLC from November 2010 to August 2016, serving as Chief Risk Officer and Vice President, Senior Director – Risk Management and various other risk management leadership positions. Mr. Vojslavek started his career with ConAgra Foods, working in the Treasury and Risk Solutions group. Mr. Vojslavek earned a master’s degree of Business Administration from Creighton University and a Bachelor of Science degree in Economics from Washington University in St. Louis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our company’s compensation programs and are not statements of management’s expectations or estimates of results or other guidance.

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the Compensation Committee’s approach in deciding fiscal 2018 compensation for our named executive officers (NEOs):

NAME	TITLE
Todd A. Becker	President and Chief Executive Officer (and Director)
John W. Neppl	Chief Financial Officer
Jeffrey S. Briggs	Former Chief Operating Officer
Kenneth M. Simril	Former President - Fleischmann’s Vinegar
Michael A. Metzler	Executive Vice President – Natural Gas & Power
Michelle S. Mapes	Chief Legal and Administration Officer and Corporate Secretary

Executive Overview

RESPONSE TO SAY ON PAY ADVISORY VOTE

At our 2017 annual meeting, 76% of our shareholders approved our say on pay proposal. We were gratified by the passing vote, but recognized that the approval percentage was not at a level we deemed acceptable. As a result, management engaged with two proxy advisory firms and the feedback received was strongly supportive of the changes to our executive compensation program that had been made for 2017. The committee, with input from its independent compensation consultant, further considered the 2017 vote results and current market practices and introduced additional changes for 2018, as summarized in the proxy summary on page 2 of this proxy statement.

At our 2018 annual meeting, our shareholders approved our NEOs’ compensation, with approximately 98% of the votes cast in favor of our say on pay proposal.

The committee and the Board value input from our shareholders and will carefully consider the results of the say on pay vote, and will continue to seek direct feedback from shareholders.

Fiscal 2018 Compensation Program Improvements

In response to the results of previous say on pay votes and shareholder and proxy advisor feedback, our NEO compensation program was significantly amended to enhance alignment between executive compensation and the interests of our shareholders, as follows:

SIGNIFICANT ACTIONS TAKEN IN RESPONSE TO SAY ON PAY VOTES AND INVESTOR FEEDBACK

WHAT WE HEARD	ACTIONS TAKEN	EFFECTIVE STARTING
Special Awards
◾ Special awards should be reserved for limited circumstances

✓  Special awards will only be made to compensate new hires for equity they forfeit at their former employer or for targeted retention for critical and at risk executives. Where special awards are made for retention purposes, they will vest over a longer period of time.

FY 2018
Plan Design
◾ A meaningfulportion of the executive officers’ long-term incentive program (LTIP) should vest based on performance

✓  Beginning in 2018, one half of annual awards to executive officers under the LTIP will be in the form of performance share units (PSUs) which vest based on the attainment of pre-established performance goals.

FY 2018
◾ Market preference toward forward-looking performance measurement for LTIP

✓  We have shifted from a backward-looking/trailing performance measurement to a forward-looking performance measurement for our LTIP, with PSUs earned at the end of a three year performance period based 50% on total shareholder return relative to a performance peer group and 50% based on the company’s return on net assets (RONA).

◾ Eliminate excise tax gross-up provisions

✓  Mr. Becker agreed to an amendment to his employment agreement to eliminate the excise tax gross-ups provision regarding change in control benefits that had been in his agreement for a number of years.

◾ Adopt a clawback policy

✓  We adopted a compensation recovery (clawback) policy to allow the Board to recover annual or long-term incentive awards in connection with a material financial restatement resulting from executive misconduct.

◾ Market preference toward consideration of total shareholder return (TSR) in incentive payouts	✓ We granted PSUs, which utilize a relative TSR measure, weighted 50%, to further align our NEOs’ interests with shareholder interests and expectations.
◾ Separate metrics in incentive plans	✓ We adopted separate metrics for our annual incentive bonus and LTIP programs.
◾ Support for financial performance metrics that can be reconciled to peers easily and align pay for performance vs. peer group	✓ We have adopted RONA as a measure for our PSUs, given the importance of our returns to long-term shareholder value creation.
◾ Peer group update	✓ We re-evaluated our peer group to better align with our company following the completion of acquisitions and business evolution and introduced a new performance peer group for use with PSU awards.	FY 2016 and FY 2018
◾ No immediate vesting of equity awards under LTIP

✓  We eliminated the immediate vesting of 25% of equity awards under our LTIP. Restricted share awards (RSAs) granted in 2018 vest 1/3 on each of the first, second and third anniversaries of the grant date or in the case of “cliff vesting” RSAs on the third anniversary of the grant date, and PSUs, if earned, cliff vest at the end of a three year performance period.

FY 2015
◾ Stock ownership guidelines	✓ We have stock ownership guidelines and we have always prohibited stock pledging, as well as hedging, transactions, unless the Board grants an exception.	FY 2011
CEO Compensation
◾ Concern with level of CEO target and maximum bonus opportunity

✓  We have moved towards a more typical compensation mix for 2018, increasing the CEO’s base salary, but maintaining a below market median salary and reducing his target annual incentive to 200% of salary and maximum annual incentive to 1.5x the target bonus.

FY 2018
Proxy Design
◾ Provide an executive summary in the Proxy Statement and discuss responsiveness to shareholder feedback

✓  We have improved our proxy disclosures by including a proxy summary and an executive summary at the beginning of the Compensation Discussion and Analysis section of the Proxy Statement.

✓  We have expanded disclosures on our shareholder input, practices, governance and ESG matters.

FY 2017

We will continue to solicit shareholder feedback on our executive compensation program by holding an advisory say on pay vote on an annual basis and will take the results of this process into account in evaluating the program and making future compensation decisions for the NEOs.

BEST PRACTICES AND GOOD GOVERNANCE

In addition to the significant changes made in response to the 2017 say on pay vote, the committee also made several other changes to the 2017 and 2018 executive compensation programs after reviewing trends in executive compensation and pay-related governance policies. These changes follow several years of executive compensation program enhancements by the committee as summarized in the table above.

COMPANY PERFORMANCE HIGHLIGHTS

Our Business

Green Plains is an Iowa corporation, founded in June 2004 as an ethanol producer. We have grown through acquisitions of ethanol production facilities and adjacent commodity processing businesses. We are focused on generating stable operating margins through our diversified business segments and risk management strategy. We own and operate assets throughout the ethanol value chain: upstream, with grain handling and storage; through our ethanol production facilities; and downstream, with marketing and distribution services to mitigate commodity price volatility, which differentiates us from companies focused only on ethanol production. Our other businesses, including our partnership and cattle feeding operations leverage our supply chain, production platform and expertise.

We formed Green Plains Partners LP, a master limited partnership, to be our primary downstream storage and logistics provider since its assets are the principal method of storing and delivering the ethanol we produce. The partnership completed its IPO on July 1, 2015. As of December 31, 2018, we own a 49.1% limited partner interest, a 2.0% general partner interest and all of the partnership’s incentive distribution rights. The public owns the remaining 48.9% limited partner interest. The partnership is consolidated in our financial statements.

We group our business activities into the following four operating segments to manage performance:

•

Ethanol Production.  Our ethanol production segment includes the production of ethanol, distillers grains and corn oil at 13 ethanol plants in Illinois, Indiana, Iowa, Minnesota, Nebraska, Tennessee and Texas. At capacity, our facilities are capable of processing approximately 387 million bushels of corn per year and producing approximately 1.1 billion gallons of ethanol, 2.9 million tons of distillers grains and 292 million pounds of industrial grade corn oil, making us one of the largest ethanol producers in North America. On November 15, 2018, we completed the sale of three ethanol plants located in Bluffton, Indiana, Lakota, Iowa and Riga, Michigan and announced the permanent closure of our ethanol plant located in Hopewell, Virginia.

•

Agribusiness and Energy Services.  Our agribusiness and energy services segment includes grain procurement, with approximately 47.2 million bushels of grain storage capacity, and our commodity marketing business, which markets, sells and distributes ethanol, distillers grains and corn oil produced at our ethanol plants. We also market ethanol for a third-party producer as well as buy and sell ethanol, distillers grains, corn oil, crude oil, grain, natural gas and other commodities in various markets.

•

Food and Ingredients.  Our food and ingredients segment includes six cattle feeding operations with the capacity to support approximately 355,000 head of cattle and grain storage capacity of approximately 11.7 million bushels and food-grade corn oil operations. Fleischmann’s Vinegar, one of the world’s largest producers of food-grade industrial vinegar, was also included in the food and ingredients segment until its sale on November 27, 2018.

•

Partnership.  Our master limited partnership provides fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. The partnership’s assets include 32 ethanol storage facilities, seven fuel terminal facilities and approximately 2,840 leased railcars.

2018 Business Highlights

Fiscal 2018 presented a challenging operating environment, as our business continued to experience the impacts of a continued deflationary cycle within the agriculture and energy sectors. Both sectors continued to face pricing pressures from increased global supplies of grains, proteins, oilseeds and an oversupply of ethanol obstructed by escalating trade tensions around the world.

Despite these challenging operating conditions, we continued to execute on our business strategies by managing commodity price risks, improving operational efficiencies and optimizing market opportunities to create an efficient platform with diversified income streams, as exemplified by the following:

2018 PERFORMANCE HIGHLIGHTS

Key Operating Accomplishments

◾	Net income of $15.9 million, or $0.39 per diluted share;

◾	EBITDA of $224.7 million (see EBITDA reconciliation in the company’s Form 10-K, filed February 20, 2019).

Achievements

◾

The acquisition of cattle-feed operations located in Sublette, Kansas and Tulia, Texas bringing the company’s total capacity to 355,000 head of cattle and making us the 4th largest feedlot operator in the U.S.;

◾	Disposition of three ethanol plants and Fleischmann’s Vinegar resulting in total net cash proceeds of approximately $671.7 million and a pre-tax gain of $150.4 million;

◾	Repayment of the remaining balance of our $500 million term loan due August, 2023; and

◾	Formation of Optimal Aquafeed, a 50/50 joint venture to produce high-quality aquaculture feeds utilizing proprietary techniques and high-protein feed ingredients.

Pay for Performance

The committee has designed our executive compensation program to deliver pay in alignment with corporate, business unit and individual performance primarily based on the following three factors, which in turn are expected to align executive pay with returns to shareholders over time:

◾	Expansion of our company, both organically and through acquisitions, as our scale creates the platform for future growth and influences the stability of our company’s earnings;

◾	The company’s return on net assets (RONA); and

◾	The total shareholder return of our company as compared to our Performance Peer Group.

We have diversified our business significantly during the last few years and remain a growth-oriented company focused on creating long-term value for our shareholders. However, deflationary cycles within the global commodity markets can have a significant impact on the price of our Common Stock. As such, we believe that the current best indicator of our long-term performance is TSR versus our Performance Peer Group as well as performance of our RONA against our internal goals set by our Board. The other primary factor in aligning our pay and performance is whether we have remained a growth-oriented company as measured by EBITDA performance for both our ethanol and non-ethanol businesses.

Performance against pre-established EBITDA goals was a key element of our 2018 annual incentive plan. In the last several years, we have used key acquisitions and a joint venture project to transform our platform and build future value through segment and product diversification. Consistent EBITDA growth will result in greater annual incentive plan payouts, while shortfalls in EBITDA will result in below target payouts. As the chart below indicates, our CEO’s total bonus payout is well-aligned with our EBITDA performance.

CEO Annual Bonus vs. EBITDA

YEAR	2016	2017	2018
CEO Pay Measure:
Annual Bonus Payout	$1,813	$670	$900
% Change		-63%	+34%
Absolute Performance Measure:
EBITDA (non-GAAP)	$174.4	$154.4	$224.7

The following chart details our CEO’s realizable compensation compared to his target compensation for each of the years ended 2016, 2017 and 2018. We believe this chart demonstrates that our CEO’s compensation is, as intended, largely at risk and closely and appropriately linked to performance, including the performance of our stock price.

CEO Realizable Compensation

(1)	Target compensation is defined as (i) base salary, (ii) the target annual incentive opportunity for the year, and (iii) the value as of grant date of RSAs and PSUs granted during each year.
(2)

Realizable compensation is defined as (i) base salary, (ii) the actual annual incentive earned for the year, and (iii) the value as of December 31, 2018 of RSAs and PSUs (at target) granted during each year. The realizable value of RSAs and PSUs is based on our closing stock price on December 31, 2018 of $13.11 per share.

The committee believes that our executive compensation program effectively aligns pay with performance based on the key factors discussed above, thereby aligning executive pay with returns to shareholders and creating a growth-oriented, long-term value proposition for our shareholders.

EXECUTIVE COMPENSATION HIGHLIGHTS

The committee has designed our executive compensation program to deliver pay in alignment with corporate, business unit and individual performance. A large portion of total direct compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a significant portion of equity. See charts on pages 4 and 26 for more information regarding the target annual compensation mix for our CEO and other NEOs.

Ongoing Monitoring of Compensation Best Practices and Programs in a Dynamic Environment—Overview

Our company has undergone diversification in the business over the last several years. As a result, and in response to our 2017 say on pay vote, the committees conducted an in-depth analysis of our compensation and governance practices, including an enhanced shareholder outreach process and a thorough review of all aspects of our compensation strategies and program. This analysis resulted in significant changes to our compensation programs for fiscal 2018 (discussed above under Fiscal 2018 Compensation Program Improvements at page 17). The committee engaged in an ongoing review of our compensation practices and governance policies in 2017 and 2018, and the solicitation of advice from the committee’s compensation consultant, Meridian Compensation Partners, LLC (Meridian).

Fiscal 2018 Compensation Actions at a Glance

The following summarizes the key compensation decisions for the NEOs for fiscal 2018:

☐

Base salary: In March 2018, the annual rate of Mr. Becker’s salary was increased and his 2018 target annual incentive was correspondingly decreased, to better align his compensation mix to market median and to maintain his target cash compensation at the same level as in 2017. The annual rate of base salary for other NEOs was not adjusted for 2018.

☐

Annual Incentive Bonus: For fiscal 2018, the Compensation Committee awarded annual bonuses, for the NEOs that were employed for the entire year, ranging from 64% to 104% of each NEOs’ target bonus. See the section entitled Annual Incentive Compensation for a complete discussion of our performance measures, targets and performance for 2018 and annual bonuses awarded by the Committee for the year.

☐

Long-Term Incentive Awards: As part of the significant changes made to our executive compensation program for 2017 and beyond, we shifted from a backward-looking/trailing performance measurement to a forward-looking performance measurement for our LTIP. Accordingly, we discontinued our historical practice of issuing solely service-based RSAs based on trailing performance, and instead, in early 2018, each of the NEOs was granted a combination of PSUs and RSAs. In addition, in order to foster retention of the NEOs and further align their interests with stockholders, the Committee granted additional RSAs to the NEOs that vest in full on the third anniversary of the grant date (“Cliff Vesting RSA”).

These compensation decisions are discussed in more detail in this Compensation Discussion and Analysis and shown in the Summary Compensation Table and Grants of Plan-Based Awards Table that follows.

The Incentive Plan

The Incentive Plan advances our pay-for-performance philosophy by providing participants under the Incentive Plan with annual bonus incentive opportunities linked to the achievement of specific performance goals. The Incentive Plan is designed to:

•	Reinforce the company’s goal-setting and strategic planning process;
•	Recognize the efforts of its management in achievement objectives; and
•	Aid in attracting and retaining competent management, thus ensuring the long-range success of the company.

In the first quarter of each year, the Compensation Committee sets objective performance measures for the company as a whole and establishes corresponding performance goals for each participant under the Incentive Plan, including our NEOs. In structuring the performance measures and goals, the Compensation Committee sets targets for achieving those goals:

•	Minimum threshold before any annual performance bonus can be earned;
•	Target goal to incentivize a specific desired performance level; and
•	Maximum goal which sets an appropriate limit on the potential annual performance bonus that can be earned.

After the end of the fiscal year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the annual performance goals. The Compensation Committee also evaluates each executive’s performance for the year and determines their overall cash performance bonus based on an assessment of their performance, among other things, against the following objectives:

•	Leadership and company strategy;
•	Business performance and development;
•	Accomplishment of strategic objectives;
•	Commitment to development of management;
•	Growth initiatives; and
•	Financial and operational objectives.

Chief Executive Officer (CEO)

The Board and Compensation Committee determined the CEO met the aforementioned objectives with the following accomplishments.

•	Delivered a strong operational performance in a difficult and volatile market and maximized its opportunities in terms of revenue growth and shareholder value for the year ending December 31, 2018;
•

Provided effective and strong leadership through communication and visibility with employee town hall meetings, investor conferences, customer functions, government regulations activities, and ongoing relationships with the Board on matters impacting Green Plains;

•	Continued the growth platform with additional activities around acquisitions;
•	Continue to drive a first class Health and Safety platform. GPI continues to be recognized as a leader in its industry;
•	Strengthened initiatives toward talent development of senior management, succession planning, and leadership development programs; and
•	Communicated regularly with the Boards of GPI and GPP and kept them advised of important issues.

Chief Financial Officer (CFO)

The Board and Compensation Committee determined the CFO met the aforementioned objectives with the following accomplishments.

•

Worked with the senior leadership team, assisted in due diligence review of potential acquisition targets, structuring of business, GPP Conflict Committee review, purchase agreement issues and integration;

•	Successfully executed disposition of three ethanol plants and Fleischmann Vinegar, proceeds were used to repay $500 million Term Loan;
•	Implemented SG&A review resulting in an estimated savings of $19 million;
•	Completed one year extension of a convertible note;
•

Managed balance sheet through a year of soft margins, providing the Board with financing alternatives under various dynamic scenarios; Maintained open communication with rating agencies to hold GPI’s current debt ratings in an environment with a very difficult first-half outlook;

•	Managed all SEC filings to maintain compliance with regulations, including filing annual Proxy Statement, and completing Form 8K pro forma financial statements; and
•	Maintained an active investor relations program for GPI and GPP. Coordinated proactive responses to industry issues, earnings reports, financial strategy questions and segment reporting.

Chief Operating Officer (COO)

The Board and Compensation Committee determined the COO met the aforementioned objectives with the following accomplishments.

•	Delivered target expansion projects and minimized capital expenditures to free cash flow as directed by the Board;

•	Continued to evaluate a high level growth project and support all diligence required. Evaluated production run rates and analyze capacity situation. Drove evaluation of protein opportunities;
•	Enhanced farmer customer opportunities and leveraged the Syngenta Enogen program;
•	Focused on yield enhancements and repair and maintenance cost evaluations;
•	Delivered lower cost production with repair and maintenance investment; and
•	Improved Environmental Health and Safety, Process Safety Management, and focused on U.S. Department of Transportation support. Improved internal reporting and training.

Chief Legal and Administration Officer

The Board and Compensation Committee determined the Chief Legal and Administration Officer met the aforementioned objectives with the following accomplishments.

•	Successfully negotiated sale transactions and worked with lenders to release very complex security interests;
•	Implemented senior management priorities checklist as well as a management goal tracking system;
•	Implemented a 9 Box review process for staff;
•	Aggressively pursued and settled various legal claims and insurance recoveries;
•	Participated in SG&A review process resulting in estimated savings of $19 million; and
•	Worked with various trade associations and other key stakeholders regarding the implementation of E15.

President Fleischmann’s Vinegar

The Board and Compensation Committee determined the President of Fleischmann’s Vinegar met the aforementioned objectives with the following accomplishments.

•	Drove financial performance, increased volume and selling price along with EBITDA;
•	Enhanced east coast supply chain for apple cider customers;
•	Targeted operating cost reductions;
•	Assisted with disposition efforts of Fleischmann’s Vinegar;
•	Initiated program to takeover a customer’s vinegar production, reviewing contractual and logistical matters; and
•	Continue to pursue growth opportunities via organic and acquisitions.

EVP Natural Gas and Power

The Board and Compensation Committee determined the EVP Natural Gas and Power met the aforementioned objectives with the following accomplishments.

•	Continued to reduce the cost of procuring natural gas for our internal plant consumption;
•	Continued to examine opportunities to maximize company profitability during cold weather days;
•	Continued to expand our storage capabilities and maximize the associated profitability;
•	Continued to examine ways to reduce cost of electricity during high demand days including use of options; and
•	Managed staff development and succession planning.

Compensation Program Objectives and Philosophy

The committee has designed our executive compensation program to serve several key objectives:

◾

attract and retain superior employees in key positions, with compensation opportunities that are competitive relative to the compensation paid to executives at companies similar to us by generally setting target levels of annual total direct compensation opportunity for the NEOs within a competitive range of the median of our Pay Levels Peer Group;

◾	reward the achievement of specific annual, long-term and strategic goals; and

◾

align the interests of our NEOs with those of our shareholders by placing a significant portion of total direct compensation at risk, and rewarding performance that exceeds that of our peer companies, through the use of equity-based LTIP awards and a share ownership and retention policy, with the ultimate objective of improving shareholder value over time.

In the chart below, we have summarized how the executive compensation program supports these executive compensation program objectives.

OBJECTIVE	PROGRAM DESIGN
Attract and retain superior employees in key positions, with compensation opportunities that are competitive relative to the compensation offered to similarly-situated executives at companies similar to us.

◾  Designedthe executive compensation program to provide a mix of base salary, target annual cash incentive awards and target LTIP award values that are aligned with the program’s principles and objectives and are competitive with the target compensation levels offered by our Pay Levels Peer Group.

Reward the achievement of specific annual, long-term and strategic goals.

◾  Providedapproximately 86% of CEO 2018 annual target total compensation in incentive compensation and on average, approximately 71% of all other NEO’s annual target compensation in incentive compensation.

◾  Providedsufficiently challenging upside opportunities on annual and long-term incentive compensation for exceeding target goals, balanced with reductions from target opportunities for performance below target goals.

◾  Tiedpayouts under the annual incentive plan to key financial objectives, as well as strategic, operational and individual performance, to focus executives on areas over which they have the most direct impact, while continuing to motivate decision-making that is in the best interests of our company as a whole.

◾  Basedannual incentive awards primarily on quantifiable performance goals established by the committee at the beginning of the fiscal year, with payouts determined after the committee reviews and certifies performance results.

◾  PSUsgranted as part of LTIP are tied to three-year, forward looking performance with vesting based on actual performance measured against RONA and relative total shareholder return goals established at the beginning of the performance period.

Align the interests of our NEOs with those of our shareholders by rewarding performance that exceeds that of our peer companies, through the use of equity-based awards and a share ownership and retention policy, with the ultimate objective of improving shareholder value over time.

◾  Tiedpayout of PSUs granted to our NEOs as part of LTIP to three-year, forward-looking performance based on RONA and total shareholder return relative to our Performance Peer Group.

◾  Robuststock ownership guidelines.

ROLES OF COMPENSATION COMMITTEE, MANAGEMENT AND INDEPENDENT CONSULTANTS

Compensation Committee

The committee has primary responsibility for overseeing our executive compensation program. The Board appoints the members of the committee. Additionally, the Board has determined that each member of the committee meets the applicable requirements for independence established by applicable SEC rules and the listing standards of the NASDAQ. The committee:

◾	oversees our various compensation plans and programs and makes appropriate design decisions;

◾	retains responsibility for monitoring our executive compensation plans and programs to ensure that they continue to adhere to our company’s compensation philosophy and objectives; and

◾	determines the appropriate compensation levels for all executives, including the NEOs.

The committee meets on a regular basis and has an executive session without members of management present at each regular committee meeting. The committee’s duties and responsibilities are described in its charter, which can be found on our website at http://investor.gpreinc.com/corporate-governance. The committee and the Board periodically review and, as appropriate, revise the charter.

As provided by its charter and discussed in greater detail below, the committee engages an independent compensation consultant to advise it on the design of our executive compensation program. The committee engaged Meridian to advise it in connection with the 2017 executive compensation program and 2018 design. To determine the appropriate compensation levels, the committee considers, in conjunction with recommendations from its independent compensation consultant:

◾	Total compensation paid to the NEOs;

◾	Our company’s long-term and short-term incentive design and alignment with strategic and financial objectives;

◾

Our company’s performance, the industry in which we operate, the current operating environment, our relative total shareholder return performance and market compensation for similarly-situated executives; and

◾

How to balance short-term and long-term compensation to provide fair near-term compensation, to align executive pay with long-term shareholder value, and to avoid structures that would encourage excessive risk taking.

The committee periodically reviews our executive compensation program to ensure that it remains competitive and provides the proper balance between cash and equity, and between short-term and long-term incentive compensation. The committee’s regular analysis and refinement of the compensation program ensures continuing alignment of the elements of the compensation program with our company’s business strategy and shareholder interests. During this process, the committee:

◾	Evaluates the design of our compensation program to align pay and performance;

◾	Evaluates the executive compensation policies to ensure a continued nexus between executive compensation and the creation of shareholder value;

◾	Seeks to ensure that our company’s compensation programs remain competitive, including comparing the total direct compensation paid by our company with that of our Pay Levels Peer Group;

◾	Considers feedback received from our shareholders;

◾

Consults as needed with its independent compensation consultant to review and refine the elements of our compensation programs to ensure that our executive compensation meets our stated objectives and is consistent with the company’s compensation philosophy; and

◾	Takes into consideration appropriate corporate acquisitions, if any, and the resulting impact on the size and complexity of our company’s business.

In addition to its responsibilities for executive compensation plans and programs, the committee also evaluates and makes recommendations to the Board regarding our management and director compensation plans, policies and programs, and reviews benefit plans for management and other employees.

Role of Chief Executive Officer

The committee evaluates the performance of the Chief Executive Officer who, in turn, on an annual basis, reviews the performance of his direct reports, which include each of the NEOs other than himself. The Chief Executive Officer presents his conclusions and recommendations with respect to performance and pay, including recommendations with respect to base salary adjustments and incentive award amounts, to the committee. The committee considers this information and then exercises its judgment in adopting or modifying any recommended adjustments or awards to be made to the NEOs.

Use of an Independent Compensation Consultant

The Compensation Committee’s charter allows the committee to engage an independent compensation consultant to advise the committee on the design of our executive compensation. For 2018, the committee engaged Meridian, an independent executive compensation consulting firm, to provide advice to the committee on various factors relating to the development of our 2018 executive compensation program and design.

Meridian is engaged directly by, and is fully accountable to, the committee and does not provide advice to management. The committee has determined that Meridian is independent based on the independence factors provided by the SEC and the NASDAQ.

Use of Peer Companies in Setting Executive Compensation and Measuring Performance

Purpose

The committee uses peer groups for the following purposes:

◾	To assess executive compensation opportunities (the “Pay Levels Peer Group”); and

◾

Beginning with the 2018 LTI awards, to assess the company’s long-term performance, and in particular, to assess relative total shareholder return for purposes of determining payouts for a portion of the PSU awards (the “Performance Peer Group”).

As discussed in more detail below, our company has a unique product offering that makes it difficult to establish a group of peer companies for evaluating the competitiveness of our NEOs’ compensation opportunities and for measuring our relative business performance. In particular, it is challenging to identify appropriate peers for our business performance among companies in our S&P 8-digit and 6-digit Global Industry Classification Standard (GICS) codes, as many of the companies in those GICS codes that are of roughly similar size manufacture, market, and distribute food for human consumption. These companies typically use agricultural commodities as ingredients in their products, and as a result these companies would typically experience reduced performance when these commodity prices rise. In contrast, our products are not generally for human consumption and our product prices generally track the performance of an identified group of agricultural commodities. As those agricultural commodities prices rise, our financial performance will generally improve, and conversely, as those commodities prices fall, our financial performance will generally be negatively impacted. As a result, our company tends to operate in opposite economic cycles from many of the other food or agricultural-related companies in our general GICS codes.

The Compensation Committee, in consultation with its former consultant Pearl Meyer & Partners, LLC (Pearl Meyer), selected companies for the Pay Levels Peer Group that have one or more of the following characteristics: (i) similar in size and financial performance to us, (ii) within a relevant industry group (including companies engaged in the production of ethanol, alternative fuels or gasoline oxygenates as well as the marketing and distribution of such fuels and companies engaged in the production of agriculture products), (iii) considered competitors to us according to analysts and advisory firms and other selection criteria. The composition of the peer group is periodically reviewed and, if appropriate, updated to ensure continued relevancy and to account for mergers, acquisitions, divestures or other business-related changes that may occur. The following companies comprised the Pay Levels Peer Group for 2018:

The Andersons, Inc. / Calumet Specialty Products Partners, L.P. / CVR Energy, Inc. / Darling Ingredients Inc. / Delek US Holdings, Inc. / Denbury Resources Inc. / H.B. Fuller Company / Koppers Holdings Inc. / Methanex Corporation / Renewable Energy Group, Inc. / SM Energy Company/ Whiting Petroleum Corporation

The committee believes that it is appropriate to use companies that are generally similar in size to our company for pay comparisons. For performance comparisons, however, the committee believes it is appropriate to use a broader peer group that is not limited by size or location to set the standards for long-term incentive plan performance, as company size and location do not materially influence performance comparisons. Although the committee is referencing two different peer groups, there is a substantial overlap of companies in the two peer groups.

The committee uses competitive pay information derived from the Pay Levels Peer Group to generally inform its compensation decisions, but does not formulaically benchmark based on this data. The committee generally sets target levels of annual total direct compensation for the NEOs within a competitive range of the market median at the Pay Levels Peer Group. The committee considers each executive’s experience, responsibilities, performance and internal equity when setting compensation opportunities. Where company performance is strong, executives have the opportunity to earn above median compensation. Where company performance is weaker, compensation will be below the market median.

Performance Peer Group

To better reflect the company’s operating segments of Feed, Food, and Fuel and the companies we compete with for employee talent and capital, in 2018, the Performance Peer Group was established for purposes of evaluating our performance under the company’s incentive programs. In selecting the Performance Peer Group constituents, which are summarized in the table below, the Committee considered the following criteria: (i) industry, (ii) business operations similar to those of the company, focused on Feed, Food, and/or Fuel, (iii) the extent to which operations were global, (iv) company size, as measured by revenues and market capitalization, and (v) availability of publicly-disclosed financial information.

Anadarko Petroleum	The Andersons	Apache Corporation	Archer-Daniels-Midland Company
Bunge Limited	Carrizo Oil & Gas	Concho Resources	ConocoPhillips
Darling Ingredients	Delek US Holdings	Devon Energy	Energen Corporation
EOG Resources Inc.	Forum Energy Technologies, Inc.	Halliburton Company	Helmerich & Payne
Hess Corporation	Marathon Oil	Matador Resources	Methanex Corp.
MGP Ingredients	Murphy Oil	Nabors Industries	Noble Energy, Inc.
Oasis Petroleum Inc.	Pacific Ethanol, Inc.	Patterson-UTI Energy	Renewable Energy Group
REX American Resources	SM Energy	SunOpta Inc.	Superior Energy Services
Valero Energy	Westlake Chemical	Whiting Petroleum	WPX Energy, Inc.

Mix of Salary and Incentive Awards (at Target)

The following charts illustrate the mix of total direct compensation elements for our NEOs at target performance, excluding our former Chief Operating Officer and the President of Fleischmann’s Vinegar who both resigned during fiscal 2018. These charts demonstrate our executive compensation program’s focus on variable, performance driven cash and equity-based compensation, a large portion of which is “at-risk” through long-term equity awards and annual cash incentive awards.

CEO Avg. Other neos

Components of Fiscal 2018 Executive Compensation Program

BASE SALARY

Our company provides NEOs with a base salary to compensate them for services rendered during each fiscal year. Base salary ranges for NEOs are determined for each executive based on the executive’s position and responsibility by using market data supplied by the committee’s independent compensation consultant. Base salary is designed to be competitive when compared with the Pay Levels Peer Group. The committee periodically reviews base salaries of senior executives, including the NEOs, to determine if adjustment is necessary based on competitive practices and economic conditions. Base salary for senior executives will also be reviewed and adjustment may be made based on individual performance and the individual’s skills, experience and background.

The chart below summarizes the annual base salary of our NEOs for fiscal 2018 and 2017.

NAME	FISCAL 2017 ANNUAL SALARY	FISCAL 2018 ANNUAL SALARY	PERCENTAGE INCREASE
Mr. Becker (1)	$ 525,000	$ 700,000	33%
Mr. Neppl	$ 400,000	$ 400,000	0%
Mr. Briggs	$ 350,000	$ 350,000	0%
Mr. Simril	$ 350,000	$ 350,000	0%
Mr. Metzler	$ 300,000	$ 300,000	0%
Ms. Mapes	$ 300,000	$ 300,000	0%

(1)

In March, 2018, as part of the compensation program re-design, Mr. Becker’s salary was increased and his target annual incentive was correspondingly decreased to maintain his total target direct compensation at the same level as 2017, but with a compensation mix more aligned with market median.

ANNUAL INCENTIVE COMPENSATION

Overview

To motivate performance, each of our NEOs was provided with an annual incentive award opportunity for fiscal 2018. The range of award payouts that an executive could earn, as well as the performance goals, were established in early 2018.

We use incentive compensation in the form of annual bonuses to reinforce performance-based objectives and retain key personnel. The Compensation Committee established the Umbrella STIP, which was approved by shareholders at the 2014 annual meeting. As required by and working within the parameters of the Umbrella STIP, the Compensation Committee set specific 2018 operational performance goals. The Umbrella STIP, effective January 1, 2014, limits individual annual incentive bonuses to no more than $10 million and eligible executives’ incentive bonuses, as a pool, to no more than 6% of EBITDA, with each participating executive’s share of the pool defined by the Umbrella STIP, 60% for the Chief Executive Officer and 10% for each other eligible executive, subject to reduction by the Compensation Committee. With 2018 EBITDA of $224,652,000, the maximum amount of the eligible pool was $22,465,200, of which the Chief Executive Officer would be eligible for a maximum of $13,479,120 and each other named executive officer would be eligible for a maximum of $2,246,520. The Umbrella STIP provides that certain specified employees may be awarded cash bonuses by the Compensation Committee upon meeting certain additional specified performance goals or other performance criteria as determined by the Compensation Committee.

Annual Incentive Award Opportunities

In early 2018, the Compensation Committee established target annual incentive award opportunities for the NEOs for 2018, as summarized in the table below:

Fiscal 2018 Target Bonus Opportunities

Executive	Target Cash Bonus as a Percent of Base Salary	Potential Award Range as a Percent of Base Salary
Mr. Becker	200%	0 - 300%
Mr. Neppl	80%	0 - 200%
Mr. Briggs	80%	0 - 200%
Mr. Simril	80%	0 - 200%
Mr. Metzler	80%	0 - 200%
Ms. Mapes	80%	0 - 200%

Annual Incentive Award Formula

In early 2018, the Compensation Committee approved the following performance measures weighting and goals for use in determining payouts under the 2018 annual incentive program:

Objective (1)	Weighting	Threshold Performance / 50% Payout	Target Performance / 100% Payout	Maximum Performance / 200% Payout (2)
Ethanol EBITDA	20%	$50 million	$65.5 million	≥ $81 million
Non- Ethanol EBITDA	20%	$140 million	$160 million	≥ $180 million
Portfolio Optimization Plan	20%	Assessed by the Compensation Committee based on the approved Portfolio Optimization Plan
Plant Safety	10%	86 points	90 points	≥ 94 points
Cost Savings (Annualized run rate)	10%	No Payout	No Payout	≥ $14 million
MBOs / Individual Performance	20%	Earned through MBO Attainment

(1)

The plant safety goal is comprised of 11 different safety metrics inclusive of lost time, timeliness of incident reporting, safety training, completion of safety drills, environmental plan review and training, environmental incident, third party audit close outs, process safety management (PSM) compliance, development of standard operating procedures (SOPs), for maintenance, and for rail, SOP training, other on the job training requirements and compliance with the Food Safety Modernization Act. Safety is measured on a point basis with a base line score of 100 with deductions for not meeting safety objectives.

(2)	Maximum potential payout for each measure (as a % of the weighting at target) is 200% of target.

Each measure is separately weighted and a minimum level of total EBITDA of $100 million is required in order for executive officers to be eligible for a bonus payout under the 2018 annual incentive program. In addition, total Company EBITDA must exceed $160 million in order for NEOs to be eligible for an above target payout. If performance falls between the specified performance levels, the payout earned will be determined using a straight-line interpolation.

The performance levels, aggregate performance required to earn a payout at each level and corresponding payouts for the NEOs are summarized in the table below:

	Payout as a % of the Target Bonus
Level of Attainment	CEO	Other NEOs
Threshold	50%	50%
Target	100%	100%
Maximum	150%	250%

Determination of Payouts

Following the end of 2018, the Compensation Committee assessed the company’s performance on the two financial measures, cost savings, the execution of the Portfolio Optimization Plan and plant safety, and determined the initial payout. Since the company only exceeded the $100 million total Company EBITDA funding hurdle after the inclusion of the gains resulting from the execution of the Portfolio Optimization Plan, the Committee elected to generally cap payouts under the annual incentive program for 2018 at target.

Objective	Weighting	Threshold Performance	Target Performance	Maximum Performance (1)	Actual Performance with Gain on Sale of Assets (2)	Actual Performance without Gain on Sale of Assets
Ethanol EBITDA	20%	$50 million	$65.5 million	≥ $81 million	$60.5 million	($31.6 million)
Non- Ethanol EBITDA	20%	$140 million	$160 million	≥ $180 million	$215.0 million	$156.8 million
Portfolio Optimization Plan	20%	Assessed by the Compensation Committee
Plant Safety	10%	86 points	90 points	≥ 94 points	94	94
Cost Savings	10%	No Payout	No Payout	≥ $14 million	$19.1 million	$19.1 million
MBOs / Individual Performance	20%	N/A	N/A	N/A	N/A	N/A

(1)	Maximum potential payout for each measure (as a % of the weighting at target) is 200% of target.
(2)	EBITDA calculation for payout determination excludes certain corporate selling, general and administrative costs.

The Compensation Committee determined, after consultation with its independent compensation consultant, that based on company performance as described above, the successful execution of the Portfolio Optimization Plan and the NEOs’ contributions and achievement of their individual objectives as described on pages 21 and 22 above, to award the following bonuses for 2018, which for the NEOs that were employed for the entire year, ranged from 64% to 104% of each NEO’s 2018 target bonus, as illustrated in the table below:

EXECUTIVE	FISCAL 2018 TARGET BONUS OPPORTUNITY	2018 BONUS	PAYOUT AS A PERCENT OF TARGET
Mr. Becker	$1,400,000	$900,000	64.3%
Mr. Neppl	$320,000	$320,000	100.0%
Mr. Briggs	$280,000	$-	0%
Mr. Simril	$280,000	$-	0%
Mr. Metzler	$240,000	$250,000	104.2%
Ms. Mapes	$240,000	$240,000	100.0%

Notably, in the case of our Chief Executive Officer, the annual bonus awarded (64.3% of his target bonus) is significantly below his target payout. The Committee also believes that the 2018 bonuses properly reflect the company’s performance and each executive’s contributions during the year and are consistent with our compensation philosophy and objectives.

In addition, since the Committee exercised discretion to include the gains resulting from the execution of the Portfolio Optimization Plan in Total Company EBITDA for the purpose of determining whether the EBITDA funding hurdle was attained, and to foster retention of key executives including the NEOs, the 2018 bonus must be repaid in full, if the executive resigns from the Company prior to December 31, 2019.

LONG-TERM INCENTIVE COMPENSATION

Overview

Each of our NEOs was provided with long-term incentive award opportunities for fiscal 2018 that were tied to our performance. The principal objectives of the LTI awards are to (i) motivate our NEOs to drive sustained long-term shareholder value creation, (ii) grant award opportunities that are based on the competitive market, but then adjusted for our performance, and (iii) provide the NEOs with equity ownership opportunities that will further enhance their alignment with our shareholders’ interests. The Committee believes that providing long-term equity-based awards incentivizes executives to balance short- and long-term decisions, which helps to mitigate excessive risk-taking by our executives.

Grants are generally made in the first quarter of each year; however, in limited, special situations, equity awards may be granted at other times to attract new executives and to retain existing executives.

Fiscal 2018 Long-Term Incentive Awards

After reviewing trends in executive compensation and pay-related governance policies and in response to the results of our 2017 say on pay vote, the Committee made the following changes to the company’s LTI awards, beginning with the 2018 annual awards:

◾

As illustrated in the chart below, a shift was made from granting solely service-based RSAs based on an assessment of the prior-year’s results to annual grants of (i) PSUs tied to three-year, forward-looking performance (based 50% on average annual RONA and 50% on total shareholder return relative to our Performance Peer Group) and (ii) service-based RSAs that vest 33-1/3% on the 1st, 2nd and 3rd anniversaries of grant, with one-half of opportunity granted in PSUs and RSAs, respectively.

◾

In addition, in 2018 the Committee awarded additional RSAs to the NEOs, in order to foster retention and further align their interests with shareholders. The additional RSAs cliff vest on the third anniversary of the grant date.

	Year 1	Year 2	Year 3	Year 4
RSAs	Grant	1/3 Vests	1/3 Vests	1/3 Vests
RSAs – Cliff Vest	Grant	-	-	Vests
PSUs	Performance Period			Earned

For 2018, the Chief Executive Officer’s awards were granted 50% in PSUs, with the balance in service-based RSAs, a portion of which vest on the third anniversary of the grant date and a portion of which vest one third on the 1st, 2nd and 3rd anniversaries of grant.

◾	The performance levels and corresponding payouts established for RONA and TSR with respect to the 2018 PSU awards are summarized in the table below.

Performance Level	Payout % of Target Number of PSUs Earned
Maximum	150%
Target	100%
Threshold	50%
Below Threshold	0%

If performance falls between the specified performance levels, payouts will be determined using straight-line interpolation.

RONA was selected as a performance measure for PSU awards as strong RONA is very important to our sustained financial success and TSR was selected to further link executive officers’ compensation to shareholder returns and drive shareholder value creation.

The Compensation Committee views these modifications to be aligned with the objectives of motivating and rewarding executives for performance on key long-term measures, while also promoting retention of executive talent.

Additional detail with respect to the design of PSUs is provided below.

Performance Share Unit Awards. PSUs are tied to our company’s long-term performance to ensure that our NEOs’ compensation is directly linked to the achievement of sustained long-term operating performance and stock price performance. Reflective of the desire to balance prudent use of capital and returns to our shareholders, the committee has determined that awards will be earned based on a combination of our average annual RONA for a three-year performance period and our TSR relative to the Performance Peer Group (described on page 25 of the proxy) over the same period. PSUs are payable in shares of Common Stock on the vesting dates of the performance shares. Shares not earned in a given performance period expire and are forfeited. PSUs are also subject to potential forfeiture if an executive terminates their employment prior to vesting. The performance goals for the portion of the award tied to relative TSR is as follows:

Performance Level	Performance Goals	Payout % of Target Number of PSUs Earned
Maximum	80th Percentile or Higher	150%
Target	55th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Below 25th Percentile	0%

If the Company’s absolute TSR is negative, payouts for the portion of the award based on TSR will be capped at target. Dividend equivalents on PSUs will be accrued and paid in company stock at the same time as PSUs are settled, but only if and to the extent PSUs are earned.

The 2018 annual RSA awards and PSU awards granted to the NEOs are summarized in the tables below:

EXECUTIVE	NUMBER OF RSAs	GRANT DATE VALUE	AWARD AS A % OF BASE SALARY

Mr. Becker	60,606	$1,100,000	157%

Mr. Neppl	10,331	$187,500	47%

Mr. Briggs	10,744	$195,000	56%

Mr. Simril	8,264	$150,000	43%

Mr. Metzler	9,642	$175,000	58%

Ms. Mapes	8,815	$160,000	53%

EXECUTIVE	NUMBER OF PSUs	GRANT DATE VALUE	AWARD AS A % OF BASE SALARY

Mr. Becker	80,716	$1,445,877	207%

Mr. Neppl	10,331	$185,061	46%

Mr. Briggs	10,744	$192,459	55%

Mr. Simril	8,264	$148,034	42%

Mr. Metzler	9,642	$172,719	58%

Ms. Mapes	8,815	$157,904	53%

The additional cliff vesting RSAs awarded to the NEOs for 2018 are summarized in the table below:

EXECUTIVE	NUMBER OF CLIFF VESTING RSAs	GRANT DATE VALUE	AWARD AS A % OF BASE SALARY

Mr. Becker	20,110	$365,000	52%

Mr. Neppl	11,019	$200,000	50%

Mr. Briggs	8,264	$150,000	43%

Mr. Simril	7,438	$135,000	39%

Mr. Metzler	13,774	$250,000	83%

Ms. Mapes	6,887	$125,000	42%

RETIREMENT BENEFITS AND PERQUISITES

Retirement Benefits

Our company offers a 401(k) plan to all of its eligible U.S.-based salaried employees. The 401(k) plan includes an employer contribution ranging from 1% of a participant’s base salary, and a matching contribution of 100% of a participant’s contributions up to 4% of a participant’s base salary.

We do not provide special or supplemental retirement benefits to our NEOs.

Perquisites and Other Personal Benefits

The company provides limited perquisites to the NEOs. Consistent with the benefit offered to all other eligible employees, the company provides our NEOs with (i) a matching contribution to the company’s 401(k) Plan, up to a maximum of $11,000 in 2018, as well as (ii) Company paid life insurance. In addition, in accordance with his employment agreement, Mr. Becker also receives additional insurance and disability benefits as well as a tax gross-up payment to cover the taxes associated with these benefits, the details of which are set forth below.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Our company has entered into Employment Agreements with Messrs. Becker, Neppl, Briggs, and Simril that provide for, among other things, potential payments and other benefits upon termination of employment for a variety of reasons.

See “Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” included elsewhere in this Proxy Statement for a description of these agreements, including the severance benefits thereunder.

The Committee believes that these severance arrangements are an important part of overall compensation for our NEOs and an important recruitment and retention tool as most of our competitors have implemented similar arrangements for their senior employees. Certain of these agreements include Committee approved change of control provisions to provide reasonable personal protection to our senior executives in the context of an actual or potential change of control of our company. The committee views these arrangements as preventing management distraction during the critical periods prior to and immediately following a change of control. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.

STOCK OWNERSHIP AND RETENTION POLICY

Our company has stock ownership guidelines to further align the interests of our non-employee directors and NEOs with those of our shareholders. The guidelines require our NEOs and non-employee directors to maintain an investment in our Common Stock at the following levels:

●	Chief Executive Officer, six times his annual base salary;
●	Chief Operating Officer and Chief Financial Officer, four times their annual base salary;
●	All other NEOs, three times their base salary; and
●	Non-Employee Directors, five times their annual cash retainer.

POLICY AGAINST HEDGING AND PLEDGING COMPANY STOCK

In addition, the company has a policy that prohibits each NEO and director from (A) engaging in (i) short-term trading (generally defined as selling company securities within six months following the purchase), (ii) short sales, (iii) transactions involving derivatives, (iv) hedging transactions or (v) any other contractual derivative transactions, such as total return swaps and (B) holding company securities in a margin account or pledging company securities as collateral for a loan, unless granted an exception by the Board. One director has shares currently pledged and has been granted a Board exception.

COMPENSATION RECOVERY (CLAWBACKS)

In early 2018, we adopted a compensation recovery policy that goes beyond the policies currently required by law. Specifically, the policy requires each executive officer to reimburse the company for all or a portion of any annual or long-term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement due to the executive’s misconduct, to the extent determined by the Board of Directors. The Board of Directors may also determine to require the forfeiture of unvested awards, reduce future compensation or take other disciplinary actions (including termination of employment). The Committee believes that this compensation recovery policy enhances our governance practices by creating direct financial costs to NEOs whose misconduct leads to a material financial restatement.

In addition, as required by the Sarbanes-Oxley Act of 2002, upon restatement of our company’s financial statements, the Chief Executive Officer and Chief Financial Officer would be required to reimburse us for any (i) bonuses, (ii) other incentive or equity-based compensation, and/or (iii) profits from stock sales, received in the 12-month period following the filing of financial statements that were later required to be restated due to their misconduct. Our company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act as the method of their implementation becomes finalized by the stock exchanges.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code places a limit of $1 million on compensation the company may deduct for federal income tax purposes in any one year with respect to any of certain covered officers employed by the company. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”) in December 2017, compensation that was “performance-based” was excluded from this $1 million limitation and was deductible by the company. Under the TCJA, the performance-based exception has been repealed generally for tax years beginning after December 31, 2017. A limited exception applies to certain compensation that qualifies as performance-based compensation under pre-TCJA IRC Section 162(m), provided it is paid pursuant to a written binding contract in effect on November 2, 2017 and which has not been modified in any material respect on or after that date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and those discussions, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2018.

Respectfully submitted,

Alain Treuer, Chairman

Jim Anderson

Gene Edwards

Thomas Manuel

Summary Compensation Table

The following table sets forth certain information with respect to the total compensation paid or earned by each of our named executive officers for our fiscal years 2018, 2017 and 2016.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	NON-EQUITY INCENTIVE PLAN COMP. ($) (2)	ALL OTHER COMP. ($) (3)	TOTAL ($)

Todd Becker (4)	2018	670,833	-	2,910,877	900,000	90,646	4,572,356
President and Chief Executive Officer	2017	525,000	670,000	3,222,400	-	87,607	4,505,007
	2016	525,000	-	3,000,000	1,812,600	86,952	5,424,552

John Neppl (4) (5)	2018	400,000	-	572,561	320,000	11,353	1,303,914
Chief Financial Officer	2017	124,359	85,000	600,000	-	4,223	813,582

Jeff Briggs (4) (6)	2018	350,000	-	537,459	-	366,119	1,253,578
Former Chief Operating Officer and President, Green Plains Ethanol	2017	350,000	160,000	578,261	-	11,407	1,099,668
	2016	343,750	-	500,000	371,739	11,067	1,226,556

Kenneth Simril (7) (8)	2018	323,077	-	914,044	-	6,402	1,243,523
Former President - Fleischmann’s Vinegar	2017	350,000	132,500	-	990,000	12,088	1,484,588

Michael Metzler	2018	300,000	-	597,719	250,000	13,374	1,161,093
EVP Natural Gas and Power	2017	300,000	150,000	450,000	-	11,882	911,882
	2016	293,750	-	500,000	300,000	11,056	1,104,806

Michelle Mapes	2018	300,000	-	442,904	240,000	15,427	998,331
Chief Legal and Administration Officer and Corporate Secretary	2017	300,000	175,000	446,400	-	11,352	932,752
	2016	296,875	-	350,000	297,600	11,014	955,489

1)

Amounts for “Stock Awards” reflect the aggregate grant date fair value computed in accordance with ASC 718. A portion of restricted stock awards granted in 2018, 2017 and 2016 vest ratably, annually over the three-year period following the date of grant and a portion of restricted stock awards granted in 2018 vest three years following the date of the grant. Performance share unit awards were granted to all NEOs in March 2018 which cliff-vest in March 2021 based on both the percentile ranking of the company’s TSR relative to the Performance Peer Group and the company’s average annual RONA. Performance share unit awards are included in the Stock Awards column above and presented as the fair value at the date of the grant based on both the Monte Carlo valuation model for the TSR factor and the company’s closing stock price for the RONA factor. The grant date fair value of restricted stock awards, as well as, the target and maximum potential fair value of the performance share unit awards are also provided below. See Compensation Discussion and Analysis for additional information.

		PSUs
NAME	RSAs ($)	TARGET ($)	MAXIMUM ($)

Todd Becker	1,465,000	1,445,877	2,168,816
John Neppl	387,500	185,061	277,591
Jeff Briggs	345,000	192,459	288,688
Kenneth Simril	285,000	148,034	222,051
Michael Metzler	425,000	172,719	259,078
Michelle Mapes	285,000	157,904	236,857

Additionally, for Mr. Simril, the fiscal year 2018 amount reflected for “Stock Awards” includes both the grant date fair value computed in accordance with ASC 718 of $433,034 and the incremental fair value of the modified award of $481,010, computed as of November 27, 2018 upon the change in control of FVC.

2)

The column for “Option Awards” has been omitted from this table because no compensation is reportable thereunder. “Non-equity incentive plan compensation” amounts were paid pursuant to the Umbrella STIP and must be repaid if the executive leaves prior to December 31, 2019.

3)

“All Other Compensation” generally consists of our match to the executive officer’s 401(k) retirement plan, up to a maximum of $11,000 per employee for 2018, $10,800 per employee for 2017 and $10,600 per employee for 2016, and imputed income on Company-paid life insurance. In addition:

a.

For Mr. Becker, the amounts also include insurance and disability premiums paid by us of $43,586 and a gross-up to cover the taxes on this benefit of $34,735. See Employment Arrangements below for further information on our employment agreement with Mr. Becker.

b.	For Mr. Briggs, pursuant to his separation agreement, the amount also includes a payment equivalent to one year salary of $350,000 upon his resignation.
4)

Messrs. Becker, Briggs, and Neppl were also named executive officers for GPP in 2018. Pursuant to the operational services and secondment agreement, Mr. Becker’s salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2018 was $27,538, $0, $67,631, $36,946 and $3,721, and for 2017 was 22,725, $29,002, $139,487, $0 and $3,792 respectively, Mr. Neppl’s salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2018 was $16,420, $0, $15,907, $13,136 and $574 and for 2017 was $5,383, $3,679, $25,972, $0 and $183 respectively, and Mr. Briggs salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2018 was $14,368, $0, $0, $0 and $54,028, and for 2017 was $15,150, $6,926, $25,031, $0 and $494 respectively.

5)	Mr. Neppl’s employment began on September 11, 2017.
6)	Mr. Briggs resigned on December 31, 2018.
7)	Mr. Simril became a NEO in 2017. As a result, only compensation paid or earned for 2017 and 2018 is reported above.
8)	Mr. Simril resigned on November 27, 2018 with the sale of FVC at which time all of his unvested RSAs and PSUs vested.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2018.

	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)				ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS:	GRANT DATE FAIR VALUE OF
NAME (1)	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	NUMBER OF SHARES OF STOCK OR UNITS (#)	STOCK AWARDS AND OPTION AWARDS ($)

Todd Becker		700,000	1,400,000	2,100,000				-	-
	3/19/18(3)	-	-	-				60,606	1,100,000
	3/19/18(4)	-	-	-				20,110	365,000
	3/19/18(5)	-	-	-	40,358	80,716	121,074		1,445,877
John Neppl		160,000	320,000	800,000				-	-
	3/19/18(3)	-	-	-				10,331	187,500
	3/19/18(4)	-	-	-				11,019	200,000
	3/19/18(5)	-	-	-	5,165	10,331	15,497		185,061
Jeff Briggs (6)		140,000	280,000	700,000				-	-
	3/19/18(3)	-	-	-				10,744	195,000
	3/19/18(4)	-	-	-				8,264	150,000
	3/19/18(5)	-	-	-	5,372	10,744	16,116		192,459
Kenneth Simril (7)		140,000	280,000	700,000				-	-
	3/19/18(3)	-	-	-				8,264	150,000
	3/19/18(4)	-	-	-				7,438	135,000
	3/19/18(5)	-	-	-	4,132	8,264	12,396		148,034
Michael Metzler		120,000	240,000	600,000				-	-
	3/19/18(3)	-	-	-				9,642	175,000
	3/19/18(4)	-	-	-				13,774	250,000
	3/19/18(5)	-	-	-	4,821	9,642	14,463		172,719
Michelle Mapes		120,000	240,000	600,000				-	-
	3/19/18(3)	-	-	-				8,815	160,000
	3/19/18(4)	-	-	-				6,887	125,000
	3/19/18(5)	-	-	-	4,407	8,815	13,223		157,904

1)

Columns for “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder.

2)	See Compensation Discussion and Analysis for additional information about the Umbrella STIP.
3)	Represents restricted stock awards granted in 2018 which vest ratably annually over the three-year period following the date of the grant.
4)	Represents restricted stock awards granted in 2018 which cliff vest on the third anniversary of the grant date.
5)

Performance share unit awards cliff vest in March 2021 based on both the percentile ranking of the company’s TSR relative to peer performance and the company’s average annual RONA. Performance share unit awards are presented at the fair value on the date of grant based on both the Monte Carlo valuation model for the TSR factor and the company’s closing stock price for the RONA factor. See summary compensation table for target and maximum performance share values.

6)	Mr. Briggs resigned on December 31, 2018, his equity awards under his employment agreement were cancelled and settled in cash.
7)	Mr. Simril resigned November 27, 2018 as a result of the sale of FVC, and pursuant to his letter agreement, his outstanding equity awards vested upon termination.

Employment Agreements

Mr. Becker. Effective October 16, 2008, we entered into an employment agreement with Mr. Becker to serve as our President and Chief Operating Officer. Mr. Becker was named President and Chief Executive Officer on January 1, 2009. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. Mr. Becker’s agreement was subsequently amended in March 2018 to remove the tax gross-up payment. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) an annual base salary, currently at $700,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) annual awards of long-term incentive benefits of a type and level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries, and (iv) a fully exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Mr. Becker’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Becker will receive one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions, and all outstanding options and other equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Neppl. Effective September 11, 2017, we entered into an employment agreement with Mr. Neppl. The terms of the employment agreement provide that Mr. Neppl will receive (i) an annual base salary, currently at $400,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by us, (iv) a one-time restricted stock award grant of $600,000, and (v) other benefits that are generally available to our employees. Mr. Neppl’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Neppl will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or one-half of the average bonus paid in the prior two years, all outstanding equity awards would fully vest and he will receive certain relocation assistance if he relocates beyond 50 miles within six months of termination. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Briggs. Mr. Briggs joined the company in 2009 and entered into an employment agreement with us effective March 4, 2011. The agreement provides for (i) an annual base salary, currently at $350,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by us, and (iv) participation in our benefit plans. Mr. Briggs’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Briggs will receive six month’s base salary and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Simril. Mr. Simril joined the company as part of the Fleischmann’s Vinegar acquisition by us in 2016 and entered into an employment agreement effective September 30, 2016. The terms of the 2016 employment agreement remained in effect until the closing of the disposition of Fleischmann’s Vinegar and provided for (i) an annual base salary, of $350,000 (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by us, and (iv) other benefits that are generally available to our employees. Mr. Simril’s employment agreement provided that he is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment had been terminated without cause or for good reason, Mr. Simril would have received six month’s base salary and all outstanding equity awards would have fully vested. In addition, Mr. Simril entered into a letter agreement prior to the disposition of Fleischmann’s Vinegar to clarify that his outstanding equity awards would fully vest on a change in control of Fleischmann’s Vinegar. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Metzler and Ms. Mapes. Mr. Metzler and Ms. Mapes have not entered into an employment agreement with Green Plains. The Company has provided Mr. Metzler and Ms. Mapes with an offer letter setting forth the terms of their “at-will” employment, which may be terminated at any time, by either party, for any reason whatsoever. See Potential Payments upon Termination or Change in Control for additional information.

See Compensation Discussion and Analysis for further details on 2018 performance objectives.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer that are outstanding as of our fiscal year ended December 31, 2018:

	OPTION AWARDS					STOCK AWARDS
						RESTRICTED STOCK AWARDS (1)		PERFORMANCE SHARE UNITS (2)
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)
Todd Becker	12/22/09	100,000	-	12.48	12/22/19	-	-	-	-
	2/12/16	-	-	-	-	74,239	973,273	-	-
	3/2/17	-	-	-	-	88,406	1,159,003	-	-
	3/19/18	-	-	-	-	80,716	1,058,187	80,716	1,058,187

John Neppl	9/11/17	-	-	-	-	21,448	281,183	-	-
	3/19/18	-	-	-	-	21,350	279,899	10,331	135,439

Jeff Briggs (5)	11/23/09	18,750	-	11.75	11/23/19	-	-	-	-

Kenneth Simril (4)	-	-	-	-	-	-	-	-	-

Michael Metzler	2/12/16	-	-	-	-	12,373	162,210	-	-
	3/2/17	-	-	-	-	12,346	161,856	-	-
	3/19/18	-	-	-	-	23,416	306,984	9,642	126,407

Michelle Mapes	2/12/16	-	-	-	-	8,661	113,546	-	-
	3/2/17	-	-	-	-	12,247	160,558	-	-
	3/19/18	-	-	-	-	15,702	205,853	8,815	115,565

1)

A portion of the restricted stock awards granted in 2018, 2017 and 2016 vest ratably, annually over the three-year period following the date of grant and a portion of the 2018 restricted stock awards include shares that cliff vest in March 2021.

2)

Reflects the target number of performance share units granted. Performance share awards granted on March 19, 2018 cliff-vest in March 2021 based on both the percentile ranking of the company’s TSR relative to peer performance and the company’s average annual RONA. The expected number of shares subject to the award has been calculated using both the Monte Carlo valuation model for the TSR factor and the company’s closing stock price for the RONA factor.

3)	The closing stock price of our Common Stock on December 31, 2018 of $13.11 was used to calculate the market value of shares and units that have not vested.
4)	All unvested awards held by Mr. Simril vested on November 27, 2018 upon completion of the sale of FVC.
5)	Mr. Briggs resigned on December 31, 2018, and pursuant to the terms of his employment agreement all unvested awards were forfeited.

Option Exercises and Stock Vested

The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers during the fiscal year ended December 31, 2018, and the value of any restricted stock that vested during the fiscal year ended December 31, 2018.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Todd Becker (1)	-	-	157,392	2,865,346
John Neppl (2)	-	-	10,724	181,236
Jeff Briggs (3)	-	-	27,844	505,997
Kenneth Simril (4)	-	-	36,805	597,132
Michael Metzler (5)	-	-	23,572	430,003
Michelle Mapes (6)	-	-	19,182	350,380

(1)

Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 6, 2018, the company withheld 11,660 shares of the 38,949 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On February 12, 2018, the company withheld 30,100 shares of the 74,239 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On March 2, 2018, the company withheld 19,605 shares of the 44,204 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations.

(2)

Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On September 11, 2018, the company withheld 3,148 shares of the 10,724 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations.

(3)

Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 6, 2018, the company withheld 2,513 shares of the 7,538 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On February 12, 2018, the company withheld 3,617 shares of the 12,373 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On March 2, 2018, the company withheld 2,329 shares of the 7,933 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations.

(4)

Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On October 3, 2018, the company withheld 1,987 shares of the 6,420 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On November 27, 2018, the company withheld 13,964 shares of the 30,385 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations.

(5)

Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 6, 2018, the company withheld 1,742 shares of the 5,026 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On February 12, 2018, the company withheld 3,616 shares of the 12,373 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On March 2, 2018, the company withheld 1,812 shares of the 6,173 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations.

(6)

Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 6, 2018, the company withheld 1,524 shares of the 4,397 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On February 12, 2018, the company withheld 2,557 shares of the 8,661 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On March 2, 2018, the company withheld 1,798 shares of the 6,124 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations.

Potential Payments upon Termination or Change of Control

Employment Agreement for Mr. Becker

We have an employment agreement with Mr. Becker. See Employment Arrangements above for additional information. Upon termination without cause or for good reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions and all outstanding options and other equity awards would fully vest.

For such purposes, cause is defined as one of the following: (a) a material breach by the executive of the terms of this agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to us. For purposes of this definition, no act, or failure to act, on the executive’s part shall be considered willful unless done, or omitted to be done, by the executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, our best interests. Notwithstanding the foregoing, the executive shall not be deemed to have been terminated for cause unless and until the executive has received a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice to the executive and an opportunity for the executive, together with his counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the executive is guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, good reason is defined as any of the following if the same occurs without the executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom the executive is required to report; (d) a material change in the geographic location at which the executive must perform the services (for this purpose, any relocation of more than 50 miles is deemed a material change); (e) any material reduction or other adverse change in the executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by us under the employment agreement. To terminate for good reason, the executive must incur a termination of employment on or before the second anniversary of the initial existence of the condition.

Employment Agreement for Mr. Neppl

On September 11, 2017, we entered into an employment agreement with Mr. Neppl. See Employment Arrangements above for additional information. Upon termination without cause or for good reason, he will receive an amount equal to six months base salary plus the greater of one-half of the maximum bonus for that year or one-half of the average bonus paid in the prior two years and all outstanding equity awards will fully vest. The definitions for cause and good reason are the same as described above for Mr. Becker.

Employment Agreement for Mr. Briggs

On March 4, 2011, we entered into an employment agreement with Mr. Briggs. See Employment Arrangements above for additional information. Upon termination without cause or for good reason, he will receive an amount equal to six months base salary and all outstanding equity awards will fully vest. The definitions for cause and good reason are the same as described above for Mr. Becker, except that the definition of good reason for Mr. Briggs does not specify the distance for an applicable relocation. Mr. Briggs resigned from the Company on December 31, 2018.

Employment Agreement for Mr. Simril

On September 30, 2016, we entered into an employment agreement with Mr. Simril and on October 22, 2018 entered into a letter agreement to clarify that his outstanding equity awards would fully vest on a change on a change in control of Fleischmann’s Vinegar. See Employment Arrangements above for additional information. On the closing of the disposition of Fleischmann’s Vinegar all of his equity awards immediately vested.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a change in control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the plan administrator. A change in control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of our combined voting power;

(b) there is a merger, consolidation, or other business combination transaction with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of our shares of voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the company (or surviving entity) outstanding immediately after such transaction; or

(c) all or substantially all of our assets are sold.

2009 Equity Incentive Plan, as amended. Awards outstanding under the Plan will fully vest upon a change in control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a qualifying termination, or (c) by the participant for good reason, if it is defined in the applicable award agreement or employment agreement. Qualifying termination is defined as a termination of employment within twenty-four months following a change in control or by us other than for cause, gross negligence, or deliberate misconduct which demonstrably harms us. A change in control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of our combined voting power;

(b) there is a merger, consolidation, or other business combination transaction with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the company (or surviving entity) outstanding immediately after such transaction;

(c) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who entered into an agreement with us to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(d) all or substantially all of our assets are sold.

The following tables provide information on potential benefits that could be received by the NEOs upon a termination or change in control. The tables assume termination as of the close of business on December 31, 2018. The closing price of our Common Stock on the last trading day of 2018 was $13.11. Post-termination health care represents the approximate value of such benefits. Upon a change in control, the executive may be subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code on any excess parachute payments under Section 280G. Currently, amounts shown as compensation related to change in control do not trigger excise taxes for excess parachute payments; and therefore are not included in the tables below.

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON ($)	CHANGE IN CONTROL ($)
Todd Becker
Termination Compensation
Base Salary and Bonus (1)	2,800,000	-
Equity Vesting (2)	4,248,649	4,248,649
Benefits and Perquisites
Post-Termination Health Care	24,499	-
Certain Relocation Benefits (3)	-	-
Total	7,073,148	4,248,649

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards. Assumes PSUs are settled at target.
(3)

Relocation assistance in the event of termination without cause or for good reason, or for a termination following a change in control if relocation is more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON ($)	CHANGE IN CONTROL ($)
John Neppl
Termination Compensation
Base Salary and Bonus (1)	600,000	-
Equity Vesting (2)	696,521	696,521
Total	1,296,521	696,521

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards.

CHANGE IN CONTROL ($)
Michael Metzler
Termination Compensation
Equity Vesting (1)	757,456
Total	757,456

(1)	Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards.

CHANGE IN CONTROL ($)
Michelle Mapes
Termination Compensation
Equity Vesting (1)	595,522
Total	595,522

(1)	Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards.

On December 31, 2018, Mr. Briggs received a termination payment of $350,000 representing one year of base salary and a payment of $950,000 in exchange for the cash settlement of his PSUs (at target) and RSAs.

On November 27, 2018, consistent with his letter agreement with the company, Mr. Simril’s PSUs (at target) and RSAs vested in connection with the change in control of Fleishmann’s Vinegar. The value of those awards on the termination date was $481,010, based on the closing price of our Common Stock $15.83 on that date.

Compensation Risk Assessment

With the help of its compensation consultant, in 2017 the Compensation Committee reviewed our executive compensation policies and practices, and determined that our executive compensation programs are not reasonably likely to have a material adverse effect on us. The Compensation Committee also reviewed our compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, with none being identified in our programs.

Moreover, the Compensation Committee determined that, for all employees, our non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support our goals and objectives.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Todd Becker, our Chief Executive Officer (our “CEO”).

For 2018, our last completed fiscal year:

•	The annual total compensation of our median employee, other than our CEO, was $69,219; and
•	The annual total compensation of our CEO was $4,584,466.

Based on this information, for 2018 the ratio of annual total compensation of Mr. Becker, our CEO, to the annual total compensation of our median employee was 66 to 1.

To identify the median employee, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

We determined that, as of December 31, 2018, the last day of our payroll, our total employee population consisted of approximately 1,060 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time and temporary employees.

2.

To identify the median employee from our employee population, we calculated the amount of salary, and wages of our employees as reflected in our payroll records and reported to the Internal Revenue Service as taxable wages. We annualized the compensation for any full-time employees that were not employed by us for all of 2018. We also excluded employees from the 2018 acquisitions of the cattle feedlots in Sublette, Kansas and Tulia, Texas.

3.

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

4.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $69,219. The difference between such employee’s salary, wages and overtime pay and the employee’s annual total compensation represents the estimated value of such employee’s health care benefits.

5.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table include in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report. To maintain consistency between the annual total compensation of our CEO and the median employee, we added the estimated value of our CEO’s health care benefits, estimated at $12,110 to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the ratio in the amount of $4,584,466, which exceeds the amount reported for him in the Summary Compensation Table by $12,110.

Compensation of Directors

Upon the recommendation of the Compensation Committee, we compensate our non-employee directors through a retainer structure for knowledge of us and the industry in which we operate, serving in a stewardship role, preparing for and attending Board and committee meetings, and serving as a committee Chairman. During 2018, each non-employee director was paid a cash retainer of $75,000 for serving on the Board, including serving on Board committees. In addition, the Chairman of the Board received a $20,000 retainer, the Audit Committee Chairman received a $20,000 retainer, the Compensation Committee Chairman received a $10,000 retainer and the Nominating and Governance Committee Chairman received a $4,000 retainer. Additionally, annual individual restricted stock grants were awarded equal to $125,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses. The Board has adopted stock ownership guidelines for its directors at five times their annual cash retainer, or $375,000.

The Compensation Committee retained Pearl Meyer, an independent consultant, during 2016 to evaluate our non-employee director compensation program and provide recommendations for appropriate changes, if any, to achieve market-competitiveness and consistency with recognized corporate governance best practices. With an objective that total compensation for all non-employee directors would be awarded within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice, in 2016, the Board approved an increase in the annual individual restricted stock grants from $100,000 to $125,000.

On May 11, 2018, the company’s non-employee directors each received a grant of 6,476 shares of restricted stock with an award value of $125,000 pursuant to the 2009 Equity Incentive Plan, as amended (the “Equity Plan”). The award vests and shares of Common Stock are issued after one year.

As an employee, Mr. Becker does not receive director compensation. See Summary Compensation Table for information on his compensation.

The following table sets forth certain information regarding the fees earned or paid in cash and stock awards granted to each outside director during the fiscal year ended December 31, 2018.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Wayne Hoovestol, Chairman	95,000	125,000	-	-	220,000
Jim Anderson	75,000	125,000	-	-	200,000
James Crowley	95,000	125,000	-	-	220,000
Gene Edwards	75,000	125,000	-	-	200,000
Gordon Glade	75,000	125,000	-	-	200,000
Ejnar Knudsen	75,000	125,000	-	-	200,000
Thomas Manuel	75,000	125,000	-	-	200,000
Brian Peterson	79,000	125,000	-	-	204,000
Alain Treuer	85,000	125,000	-	-	210,000

(1)

Amounts for “Stock awards” reflect the aggregate grant date fair value of annual restricted stock grants pursuant to the Plan computed in accordance with ASC 718. On May 11, 2018, our non-employee directors, received a grant of restricted stock with an award value of $125,000, or 6,476 shares of restricted stock all of which were outstanding as of December 31, 2018. This grant represents noncash compensation for Board service for the year following that date.

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2018 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes:

◾	the number of securities to be issued upon the exercise of outstanding options and granted non-vested stock;

◾	the weighted-average exercise price of the outstanding options and granted non-vested stock; and

◾	the number of securities that remain available for future issuance under the plans.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (1)
Equity compensation plans approved by security holders	272,827	(2)	12.72	1,150,123

Total	272,827		12.72	1,150,123

(1)

The maximum number of shares that may be issued under the 2009 Equity Incentive Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 4,110,000 shares of our Common Stock, plus shares remaining under the 2007 Equity Incentive Plan that were rolled into the 2009 Equity Incentive Plan in 2009.

(2)	Includes 128,750 non-qualified stock options exercisable on December 31, 2018 and 144,077 PSUs representing the target number of performance share units outstanding on December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our Common Stock based on Schedule 13G or Schedule 13D filings, as the case may be, as of March 14, 2019, by each person or group within the meaning of Rule 13d-3 under the Exchange Act who is known to our management to be the beneficial owner of more than five percent of our outstanding Common Stock and is based upon information provided to us by those persons.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Blackrock, Inc. (2) 55 East 52nd Street New York, NY 10055	6,392,813	15.4%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	3,466,235	8.4%
The Vanguard Group, Inc. (4) 100 Vanguard Boulevard Malvern, PA 19355	3,248,238	7.8%
Van Eck Associates Corporation (5) 666 Third Avenue, 9th Floor New York, NY 10017	2,884,855	7.0%
The Bank of New York Mellon Corporation (6) 240 Greenwich Street New York, NY 10286	2,871,150	6.9%
Rubric Capital Management LP (7) 767 3rd Avenue New York, NY 10017	2,486,820	6.0%
Highbridge Capital Management, LLC (8) 40 West 57th Street, 32nd Floor New York, NY 10019	2,379,375	5.7%
Mangrove Partners Master Fund, Ltd (9) 645 Madison Avenue, 14th Floor New York, NY 10022	2,300,856	5.6%

(1)	Percentage calculated based on 41,422,880 shares of Common Stock outstanding as of March 14, 2019.
(2)	BlackRock Inc. – filed on January 28, 2019; shares are beneficially owned with sole voting power over 6,287,916 of the shares and the power to dispose of all of the shares.
(3)

Dimensional Fund Advisors LP (DFA) – filed on February 8, 2019; in its role as investment advisor, sub-advisor and/or manager, DFA may be deemed to be beneficial owner of these shares, but it disclaims beneficial ownership of these shares; in this role, shares are beneficially owned with sole voting power over 3,322,842 of the shares and the power to dispose of all of the shares.

(4)

The Vanguard Group, Inc.—filed on February 11, 2019; shares are beneficially owned with sole voting power over 38,618 of the shares, shared voting power over 2,140 of the shares, sole dispositive power over 3,211,540 of the shares and shared dispositive power over 36,698 of the shares.

(5)	Van Eck Associates Corporation – filed on February 11, 2019; shares are beneficially owned with sole voting and dispositive power over all of the shares.
(6)

The Bank of New York Mellon Corporation – filed on February 4, 2019; shares are beneficially owned with sole voting power over 2,823,546 of the shares, sole dispositive power over 2,711,123 of the shares and shared dispositive power over 160,027 of the shares.

(7)	Rubric Capital Management LP – filed on February 14, 2019; shares are beneficially owned with shared voting power over all of the shares and shared dispositive power over all of the shares.
(8)

Highbridge Capital Management, LLC – filed on March 18, 2019; shares are beneficially owned with shared voting power over all of the shares and shared dispositive power over all of the shares. Shares beneficially owned include 1,450,000 shares of common stock issuable upon exercise of options.

(9)	Mangrove Partners Master Fund, Ltd – filed on December 26, 2018; shares are beneficially owned with shared voting power over all of the shares and shared dispositive power over all of the shares.

Security Ownership of Management

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our Common Stock, as of March 14, 2019, by each director, each nominee for director, each named executive officer and by all directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED (2)	PERCENTAGE OF TOTAL (3)	GPP UNITS BENEFICIALLY OWNED (4)	PERCENTAGE OF TOTAL (4)

Todd Becker (5)	796,893	1.9	57,556	*
Alain Treuer (6)	326,713	*
Wayne Hoovestol (7)	299,506	*
John Neppl (8)	102,554	*
Brian Peterson (9)	80,121	*
Jim Anderson	78,405	*
Gordon Glade (10)	69,659	*
Michael Metzler	55,420	*
Michelle Mapes	47,740	*
Ejnar Knudsen	34,226	*
Jeff Briggs (11)	33,750	*
James Crowley	28,390	*
Gene Edwards	24,585	*
Thomas Manuel	21,741	*
Kenneth Simril	-	*

Executive Officers and Directors as a Group (21 persons) (4) (12)	2,356,130	5.7	150,150	0.6

*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the company.
(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3)	Percentage calculated based on 41,422,880 shares of Common Stock outstanding as of March 14, 2019.
(4)

Includes common units of GPP held directly by executive officers as of March 14, 2019, with percentage calculated based on 23,137,695 common units outstanding. Directors of the company, except for Mr. Becker, are not directors of GPP. Accordingly, holdings of GPP units by our outside directors, if any, are not reported in this table.

(5)	Includes options exercisable within 60 days of March 14, 2019, for 100,000 shares.
(6)

Mr. Treuer has a Board approved pledge exception and has pledged shares of Common Stock pursuant to brokerage margin account arrangements. See page 10 for a summary of our policy on hedging and pledging of Common Stock.

(7)	Includes 17,000 shares owned by Mr. Hoovestol’s wife.
(8)	Includes 26,973 shares held in trust.
(9)	Includes 15,000 shares that Mr. Peterson owns jointly with his child.
(10)	Includes 11,988 shares owned by entities in which Mr. Glade has ownership.
(11)	Includes options exercisable within 60 days of March 14, 2019, for 18,750 shares.
(12)	Includes options exercisable within 60 days of March 14, 2019, totaling 118,750 shares for executive officers and directors as a group.

PROPOSAL 2 – RATIFICATION OF COMPANY’S AUDITORS

Introduction

The board has assessed the performance and independence of KPMG LLP (KPMG) and recommends that KPMG be re-appointed as the Company’s auditors for the fiscal year ending December 31, 2019. KPMG has served continuously as our auditor since 2009. In determining whether to recommend the re-appointment of KPMG as the Company’s independent auditor, the Audit Committee considered various factors, including: KPMG’s performance on prior audits, and the quality and efficiency of the services provided by KPMG; an assessment of the firm’s professional qualifications, resources and expertise; KPMG’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with KPMG and of the firm’s relationship with the Audit Committee and Company management; KPMG’s independence; the length of time the firm has served in this role; the impact on the Company of changing auditors; and data on audit quality and performance, including recent PCAOB reports on KPMG and peer firms. Considered together, these factors enable the Audit Committee to evaluate whether the selection of KPMG as the Company’s independent auditor, and the retention of KPMG to perform other services, will contribute to and enhance audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interest of our shareholders. Accordingly, the Audit Committee has recommended, subject to ratification by the stockholders, that KPMG serve as the Company’s independent auditors for the fiscal year ending December 31, 2019. Representatives from KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote

The ratification of the selection of KPMG as the Company’s independent auditors for the 2019 fiscal year must be approved by a majority of the votes cast by shares of Common Stock present or represented at the Annual Meeting. Unless otherwise directed by the shareholders, proxies received in response to this solicitation by the Board will be voted for approval of the selection of KPMG to serve as the Company’s independent auditors for the 2019 fiscal year.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” the ratification of KPMG as our independent auditor for the 2019 fiscal year as set forth in Proposal 2.

Independence of Auditors

We have adopted policies and procedures for pre-approval of all audit and non-audit services to be provided by our independent auditor. It is our policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2018 and 2017 were approved in advance by our Audit Committee. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant’s independence.

Auditors’ Fees

For the years ended December 31, 2018 and 2017, KPMG LLP was our independent auditor. The following table sets forth aggregate fees billed to us, including fees related to services rendered for GPP, for professional services rendered by KPMG for the years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees	$2,486,546	$2,474,221
Audit Related Fees	-	-
Tax Fees	77,724	552,223
All Other Fees	-	-
Total	$2,564,270	$3,026,444

Audit Fees.    Audit fees were for professional services rendered for the annual audit of our consolidated financial statements, quarterly reviews of our consolidated financial statements, reviews of our other filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, other than those previously reported under audit fees. There were no audit-related fees billed by KPMG in 2018 or 2017.

Tax Fees.    Tax fees are for professional services, approved by the Audit Committee in advance, rendered for tax compliance, tax advice and tax planning.

All Other Fees.    All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2018 or 2017.

PROPOSAL 3 – APPROVAL OF THE GREEN PLAINS INC. 2019 EQUITY INCENTIVE PLAN

Plan Overview

On February 6, 2019, the Board adopted, subject to shareholder approval, the 2019 Equity Incentive Plan (the “Plan”).

General Information

The purpose of the Plan is to replace the 2009 Equity Incentive Plan which terminates in May 2019. The aggregate number of shares of Common Stock that currently may be issued under all stock-based awards made under the 2009 Equity Incentive Plan is 4,110,000.

Equity awards are currently granted to employees, non-employee directors and consultants pursuant to the Plan. As of March 2, 2019, approximately 1,150,123 shares remained available for awards under the 2009 Equity Incentive Plan which if Proposal 3 is approved by shareholders, such shares will roll into the 2019 Equity Incentive Plan.

The Board believes that equity incentive compensation is essential in attracting, retaining and motivating individuals. The flexibility of the Plan in types and specific terms of awards allows future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval will permit the Company to award equity incentives that help achieve these goals.

The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan. A copy of the 2019 Equity Incentive Plan is included as Appendix A to this Proxy Statement and may also be obtained from us free of charge upon written request.

Summary of the 2019 Equity Incentive Plan

Administration

The Compensation Committee, which is comprised of four Independent Directors, administers the Plan and has full power and authority to determine when and to whom awards are granted, consistent with the provisions of the Plan. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the Plan, and establish rules and regulations for the administration of the Plan.

Eligible Participants

Any employee, director or consultant of the Company or its subsidiaries, who is selected by the Compensation Committee, is eligible to receive an award under the Plan. As of December 31, 2018, the Company had approximately 1,060 employees and nine non-employee directors eligible to participate.

Shares and Amounts Available For Awards

The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the Plan is 4,110,000. Shares related to awards that are forfeited, terminated, or are withheld from issuance to pay a participant’s tax withholding liability are added back and are available again under the Plan. Subject to adjustment for certain corporate transactions, no participant may be granted stock options or stock appreciation rights (“SARs”) in any year with respect to more than 500,000 shares, and no participant may be granted restricted stock, restricted stock units, performance shares and other stock-based awards in any year with respect to more than 500,000 shares. The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance units that are intended to comply with the performance based exception under Section 162(m) of the Internal Revenue Code (“the Code”) and are denominated in cash is $5,000,000.

Terms of Awards

General.  Awards may be granted alone or in addition to any other award granted under the Plan or any other compensation plan. Awards may be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, or shares of Common Stock, or any combination of these in a single payment. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. The fair market value of a share under the Plan is the closing price on any securities exchange or NASDAQ or other over-the-counter market on which the shares are listed on the date of determination. If the shares are not listed, the Compensation Committee will determine the fair market value of the shares. The term of awards will not be longer than 10 years. Generally, awards must require a minimum period of service of at least one year after the grant date before they vest. However, awards for up to 5% of the shares that may be issued under the Plan may provide for vesting prior to one year after the grant date.

Awards other than options and SARs may be granted subject to the achievement of performance goals. The performance goals may be established by the Compensation Committee from time to time. The performance goals may be one or more of the following business criteria:

•	Revenue;
•	Operating income (before or after taxes);
•	Pre- or after-tax income (before or after allocation of corporate overhead and bonus);
•	Net income (before or after taxes);
•	Earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);
•	Earnings per share;
•	Economic value-added models or equivalent metrics;
•	Cash flow or cash flow per share (before or after dividends);
•	Stock price;
•	Total shareholder return;
•	Market share;
•	Regulatory achievements;
•	Implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects;
•	Production volume levels;
•	Reductions in costs;
•	Improvement in or attainment of expense levels or working capital levels;
•	Operating margins, gross margins, or cash margin;
•	Year-end cash;
•	Debt reductions;
•	Return on equity;
•	Return on assets or net assets;
•	Return on capital (including return on total capital or return on invested capital);
•	Cash flow return on investment;
•	Efficiency ratio (non-interest expense, divided by total revenue);
•	Asset management;
•	Asset quality;
•	Asset growth or budget achievement.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, and may be established separately for the Company as a whole or for our various groups, divisions or subsidiaries.

Stock Options.  The holder of an option is entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or in previously-acquired shares of Common Stock, or at the discretion of the Compensation Committee, by any other lawful means. Options are either “incentive stock options (“ISOs”)” within the meaning of Section 421 of the Code or “nonqualified stock options” and will vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The exercise price is established by the Committee and cannot be less than the fair market value of a share on the date of grant; the exercise price of an incentive stock option granted to an employee who owns 10% or more of the combined voting power of our stock will not be less than 110% of the fair market value of a share on the date of grant. The aggregate fair market value of Common Stock for which ISOs are granted and which are first exercisable in any one calendar year by any one employee may not exceed $100,000 in fair market value, which is determined as of the date of the grant.

Stock Appreciation Rights.  The holder of a SAR is entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of Common Stock over the grant price of the SAR. Such amount shall be paid in shares of Common Stock or in cash, as specified in the award agreement. SARs shall vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock is entitled to vote the shares and to receive any dividends declared on the shares; however, any dividends declared in shares are subject to the same restrictions as the underlying shares. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, at some future date determined by the Compensation Committee. The holder of restricted stock units will not have voting rights but will receive dividends paid with respect to the underlying shares. If the participant’s employment terminates during the vesting period for any other reason, the Restricted Stock and Restricted Stock Units will be forfeited, unless the Compensation Committee determines that it would be in the Company’s best interest to waive any remaining time-based restrictions.

Performance Awards.  Performance awards give participants the right to receive payments in cash, or shares based solely upon the achievement of certain performance goals during a specified performance period. Any shares granted may be subject to any restrictions as determined by the Compensation Committee.

Stock-Based Awards.  The Compensation Committee may grant other equity-based awards, including unrestricted shares of our Common Stock, subject to terms and conditions determined by the Compensation Committee and limitations imposed by the Plan. The awards may be conditioned on meeting performance goals.

Duration, Termination and Amendment.  Unless discontinued or terminated by the Board, the Plan will expire on the ten year anniversary of the Plan, estimated as May 8, 2029. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board may amend, alter or discontinue the Plan at any time, although shareholder approval must be obtained if required to maintain compliance with the Code, by any applicable law or for any action that would, absent such approval, violate the rules and regulations of any securities exchange applicable to the Company.

Repricing Awards

The Compensation Committee may cancel outstanding options and SARs and replace them with either new options or SARs covering the same or a different number of shares but with an exercise price not less than fair market value on the new grant date, but only with shareholder approval. The Compensation Committee also may reduce the exercise price of options or SARs to a price not less than the then current fair market value of Common Stock on the date of adjustment, but only with shareholder approval.

Change in Control

Upon change in control, as defined in the Plan, all outstanding options, SARs, restricted stock and restricted stock units that are not converted into similar awards with respect to the survivor or successor parent corporation shall become fully vested and, in the case of options and SARs, fully exercisable. Options, SARs, restricted stock and restricted stock units that are converted into similar awards with respect to the survivor or successor parent corporation upon a change in control shall vest and, in the case of options and SARs, become fully exercisable upon a qualifying termination, as defined in the Plan.

Unless provided otherwise in an award agreement or employment agreement, performance shares will be converted into restricted stock upon a change in control. If the restricted stock is not converted into stock or units of the survivor or successor parent corporation, the restricted stock will vest upon a change in control, and if the restricted stock is converted into stock or units of the survivor or successor parent corporation, it will vest upon a qualifying termination.

Unless otherwise provided in an award agreement or employment agreement, performance units shall be converted into time-vesting restricted cash upon a change in control, and will vest upon a qualifying termination or in accordance with the vesting schedule under the original award if earlier.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards under the Plan may only be transferred by will or by the laws of descent and distribution. The Compensation Committee may permit a participant to transfer all or a portion of his awards to members of his immediate family, to trusts for the benefit of immediate family members, or to family limited partnerships in which the participant and his family members are the only partners.

Federal Income Tax Consequences

Grant of Stock Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and generally deductible by the Company, subject to applicable limits of the Code.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option, a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified option or SAR. If shares purchased pursuant to the exercise of an ISO are not disposed of by the employee within two years from the date of grant of the option or within one year after the transfer of shares to him, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain or loss and the Company will not be entitled to any federal income tax deduction. If an employee sells or exchanges the shares acquired under an ISO before the expiration of the required holding period, the employee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise (minus the exercise price) or the selling price (minus the exercise price). In such event, the Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the employee, subject to the limits of the Code if applicable.

Awards Other than Options and SARs.  As to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income in the year of receipt equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of Common Stock that are restricted from transfer and subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Application of Section 16.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.  Under the Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

New Plan Benefits.  The Compensation Committee, in its sole discretion, will determine the number and types of other awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2019 Equity Incentive Plan were to be approved by the shareholders. The closing price of a share of our Common Stock as reported on NASDAQ on March 14, 2019, was $16.25.

Required Vote

Upon the recommendation of management, the Board adopted the Green Plains Inc. 2019 Equity Incentive Plan and recommends to the shareholders that they vote FOR the approval of the Plan. The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the Plan. It is intended that, unless otherwise instructed, the shares represented by the Proxy (other than broker non-votes) will be voted “For” the approval of the Plan.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the Green Plains Inc. 2019 Equity Incentive Plan set forth in Proposal 3.

PROPOSAL 4 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure, commonly known as a “say on pay” proposal. At our 2017 annual meeting, our stockholders supported an annual frequency for this advisory vote. As such, the Board has determined that our company will hold this advisory vote on the compensation of our named executive officers each year.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals and to align executives’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 16 for a more detailed discussion of our executive compensation program, including information about fiscal year 2018 compensation of our NEOs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This say on pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we will ask our stockholders to vote “FOR” adoption of the following resolution at the Annual Meeting.

Required Vote

Approval of the above resolution requires the affirmative vote of a majority of the outstanding shares of the Common Stock of the company present in person or represented by proxy and entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal. Brokers will not have discretionary authority to vote on this proposal, and therefore such broker “non-votes” will have no effect on the outcome.

The say on pay vote is advisory and therefore not binding on our company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of our stockholders and will carefully consider the outcome of the vote and take into consideration any concerns raised by stockholders when determining future compensation arrangements.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” our executive compensation plan set forth in Proposal 4.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our Related Party Policy addresses our company’s procedures with respect to the review and approval of “related party transactions” that are required to be disclosed pursuant to SEC regulations. The Related Party Policy provides that any transaction or activity, in which GPI is involved, with a “related party” (which is defined as an employee’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or any person (other than a tenant or employee) sharing the household of an employee of ours, or any entity that is either wholly or substantially owned or controlled by an employee of ours or any of the foregoing persons and any trust of which an employee of ours is a trustee or beneficiary) shall be subject to review by our general counsel so that appropriate measures can be put into place to avoid either an actual conflict of interest or the appearance of a conflict of interest. Any waivers of this conflict of interest policy must be in writing and be pre-approved by our general counsel.

In determining whether a related party transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the related party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related parties; (d) the benefit to us; and (e) the aggregate value of the transaction.

Related Party Transactions

Commercial Contracts

Three subsidiaries of the company previously executed separate financing agreements for equipment with Amur Equipment Finance. Gordon Glade, a member of the company’s Board of Directors, was formerly a shareholder of Amur Equipment Finance. As of the third quarter of 2018, Amur Equipment Finance is no longer considered a related party. In March 2014, a subsidiary of the company entered into $1.4 million of new equipment financing agreements with Amur Equipment Finance. Balances of $0.7 million related to these financing arrangements were included in debt at December 31, 2017. Payments, including principal and interest, totaled $0.2 million for each of the year ended December 31, 2018, and $0.3 million for the years ended December 2017 and 2016.

Aircraft Leases

Effective January 1, 2015, the company entered into two agreements with an entity controlled by Wayne Hoovestol for the lease of two aircrafts. Mr. Hoovestol is Chairman of the company’s Board of Directors. The company agreed to pay $9,766 per month for the combined use of up to 125 hours per year of the aircrafts. Flight time in excess of 125 hours per year will incur additional hourly charges. During the years ended December 31, 2018, 2017 and 2016, payments related to these leases totaled $159 thousand, $182 thousand and $190 thousand, respectively. The company had no outstanding payables related to these agreements at December 31, 2018, and $2 thousand in outstanding payables related to these agreements at December 31, 2017.

During 2018, the Company conducted a study of the costs associated with the aircraft leases and compared them to third party providers and determined that the costs were at or below what other similar service providers charged. This study was reviewed by the Audit Committee who agreed with the Company’s conclusion.

Other Transactions

Pursuant to an operational services and secondment agreement, we are reimbursed by GPP for certain compensation of our employees, including executive officers, who serve in management, maintenance and operational functions in support of its operations. GPP also has various fee-based commercial agreements with our subsidiary, Green Plains Trade Group LLC, including a storage and throughput agreement, a rail transportation services agreement, a trucking transportation agreement and various terminal services agreements for our fuel terminal facilities. See the Related Party Transaction footnote in our 10-K for a full description of all the related party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than ten percent of our Common Stock to file with the SEC various reports as to ownership of the Common Stock. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of the reports furnished to us, the aforesaid Section 16(a) filing requirements were met on a timely basis during fiscal 2018, except for a late filing for Michael Metzler on March 27, 2018 pertaining to the disposal of shares on March 15, 2018, a late filing for Anthony Vojslavek on May 15, 2018 pertaining to the disposal of shares on March 2, 2018, a late filing for Walter Cronin on November 21, 2018 pertaining to the disposal of shares on November 12, 2018 and a late filing for Alain Treuer on December 28, 2018 pertaining to the disposal of shares on December 24, 2018.

REPORT OF THE AUDIT COMMITTEE

The company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has designated Mr. James Crowley as its Audit Committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee Chairman.

Management is responsible for the company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the company’s internal control over financial reporting and an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2018, which has primary responsibility for the financial statements. KPMG, the company’s independent auditor for the year ended December 31, 2018, is responsible for expressing an opinion as to whether the company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2018. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s report on Form 10-K for the year ended on December 31, 2018.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gene Edwards

Gordon Glade

Ejnar Knudsen

OTHER MATTERS

Annual Report

This Proxy Statement and our Annual Report, which includes financial and other information about our activities but is not to be deemed a part of the proxy soliciting material, are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at www.gpreinc.com as soon as reasonably practicable after we file or furnish such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with our annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of our Common Stock on March 14, 2019. The information found on our website is not part of this or any other report we file or furnish to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if we do not receive advance notice of a shareholder proposal to be raised at our next Annual Meeting of shareholders in accordance with the requirements of our bylaws, the proxies solicited by us may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the Proxy Statement. Our bylaws provide that timely written notice of a shareholder proposal or director nomination must be delivered to, or mailed and received by, the Corporate Secretary of the company at the principal executive offices of the company not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting (which for a May 8, 2019 meeting date is on or before February 8, 2020 and on or after January 9, 2020). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2020 annual meeting of shareholders, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares of our Common Stock which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any derivative instrument and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any of our securities; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any of our securities; (v) any rights to dividends on the shares of us beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the company; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a Proxy Statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the Corporate Secretary of the company must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. Our bylaws also provide that the Chairman of an Annual Meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

In addition the foregoing, a shareholder who wishes to nominate a director for election or reelection, must also include the following in its notice to us as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director, the nominee will owe a fiduciary duty under Iowa law with respect to us and our shareholders; (iv) a fully completed Director’s Questionnaire on the form supplied by us upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of ours, will act or vote on any issue or question, or voting commitment, that has not been disclosed to us or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of ours, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of ours, and will comply with all applicable publicly disclosed corporate guidance, conflict or interest, confidentiality and stock ownership and trading policies and guidelines of Green Plains.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to our 2020 Annual Meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary at 1811 Aksarben Drive, Omaha, Nebraska 68106. This proposal must be received no later than November 29, 2019, to be considered for inclusion in the Proxy Statement for the 2020 Annual Meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle Mapes

Corporate Secretary

March 28, 2019

Appendix A

GREEN PLAINS INC.

2019 EQUITY INCENTIVE PLAN, AS AMENDED

ARTICLE I

EFFECTIVE DATE AND PURPOSE

1.1      Effective Date. The Board has adopted the Plan on February 6, 2019, subject to the approval of the stockholders of the Company within twelve (12) months of such date.

1.2      Purpose of the Plan. The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.

ARTICLE II

DEFINITIONS

1.3      The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

1.4      “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.5      “Affiliate” means any Parent or Subsidiary.

1.6      “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock-Based Awards, or Stock Appreciation Rights.

1.7      “Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award. The terms of any Plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated into and a part of the related Award Agreement.

1.8      “Board” or “Board of Directors” means the Board of Directors of the Company.

1.9      “Cause” means a Participant’s dishonesty, theft, embezzlement from the Company, willful violation of any rules of the Company pertaining to the conduct of Employees or the commission of a willful felonious act while an Employee, or violation of any, agreement related to non-competing, non-solicitation of employees or customers or confidentiality between the Company and the Participant.

1.10      “Change in Control” shall be deemed to have occurred if, in a single transaction or series of related transactions:

(a)            any person (as such term is used in Section 13(d) and 14(d) of the 1934 Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company; or

(b)            there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)            during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)            all or substantially all of the Company’s assets are sold.

1.11      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.12      “Committee” means the Compensation Committee of the Board.

1.13      “Company” means Green Plains Inc., an Iowa corporation, or any successor thereto.

1.14      “Consultant” means a consultant or other independent advisor who is under a written contract with the Company (or any Affiliate) to provide consulting or advisory services for the Company (or any Affiliate) and whose securities issued pursuant to the Plan could be registered on Form S-8.

1.15      “Disability” means a permanent and total disability that qualifies a Participant for disability benefits under the Social Security Act; provided, however, that with respect to Restricted Stock Units, “Disability” means “disability” within the meaning of section 409A of the Code.

1.16      “Eligible Director” means a Board member who is not, at the time of determination, an Employee.

1.17      “Employee” means any employee of the Company or any of its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

1.18      “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or Stock Appreciation Right.

1.19      “Fair Market Value” means, as of any given date, (i) if the Shares are readily tradable on an established securities market, the closing price on the date at issue, or if there is no closing price on such date, the closing price on the last preceding day for which there was a closing price; (ii) if the Shares are not readily tradable on an established securities market, a value determined by the reasonable application of a reasonable valuation method as determined by the Committee in accordance with Section 409A of the Code.

1.20      “Fiscal Year” means the fiscal year of the Company.

1.21      “Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.

1.22      “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

1.23      “Nonqualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.

1.24      “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

1.25      “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided that each corporation in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.26      “Participant” means an Employee. Eligible Director, or Consultant who has an outstanding Award under the Plan.

1.27      “Performance Goals” shall mean any or all of the following: revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net income (before or after taxes); earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation, and amortization); earnings per share; economic value-added models or equivalent metrics; cash flow or cash flow per share (before or after dividends); stock price; total shareholder return; market share; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects, production volume levels; reductions in costs; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins, or cash margin; yearend cash; debt reductions; return on equity; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; efficiency ratio (non-interest expense, divided by total revenue); asset management; asset quality; asset growth or budget achievement. Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries, may be set in terms of growth over the same measure for a prior period of time, and may be based on performance in comparison to performance by unrelated businesses specified by the Committee. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

1.28      “Performance Period” means the time period during which the performance objectives must be met.

1.29      “Performance Share” means an Award granted to a Participant, as described in Article IX herein.

1.30      “Performance Unit” means an Award granted to a Participant, as described in Article IX herein.

1.31      “Period of Recognition” means the period during which Restricted Stock awarded hereunder is subject to a substantial risk of forfeiture. As provided in Article VII, such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Committee.

1.32      “Plan” means the Green Plains Inc. 2019 Equity Incentive Plan, as amended, as set forth in this instrument and as hereafter amended from time to time.

1.33      “Prior Plan” shall mean the Green Plains Inc. 2009 Equity Incentive Plan.

1.34      “Restricted Stock” means an Award granted to a Participant pursuant to Article VII.

1.35      “Restricted Stock Unit” means an Award granted to a Participant, as described in Article VII herein.

1.36      “Retirement” means a Termination of Service after the Participant attains age 60 and completes 10 years of continuous service, measured from the most recent date of hire.

1.37      “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act, as determined by the Board.

1.38      “Shares” means the shares of common stock, $0.001 par value, of the Company.

1.39      “Stock Appreciation Right” means an Award granted to a Participant pursuant to Section 8.

1.40      “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

1.41      “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

1.42      “Termination of Service” means a cessation of the employee-employer relationship between a Participant and the Company or a Subsidiary for any reason but excluding any such cessation where there is a simultaneous reengagement of the person by the Company or a Subsidiary.

ARTICLE III

ELIGIBILITY

3.1        Participants. Awards may be granted in the discretion of the Committee to Employees, Eligible Directors, and Consultants.

3.2        Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

ARTICLE IV

ADMINISTRATION

4.1        The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

4.2        Authority of the Committee. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards (other than discretionary Awards to members of the Committee, which must be authorized and approved by a disinterested majority of the Board), (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules. The Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment.

4.3        Exchange/Pricing.

(a)        The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or Stock Appreciation Rights and to grant in exchange new Options or Stock Appreciation Rights covering the same or a different number of Shares but with an Exercise Price not less than the Fair Market Value on the new grant date, but only with the approval of the Company’s shareholders.

(b)        The Committee shall also have the authority, exercisable at any time and from time to time, but only with the approval of the Company’s shareholders, with or, if the affected holder is not a Section 16 Person, then without, the consent of the affected holders, to reduce the Exercise Price of one or more outstanding Options or Stock Appreciation Rights to a price not less than the then current Fair Market Value or issue new Options or Stock Appreciation Rights with a lower Exercise Price in immediate cancellation of outstanding Options or Stock Appreciation Rights with a higher Exercise Price.

4.4        Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3 and may not delegate its authority and powers with respect to any Award that is intended to qualify as performance-based compensation.

4.5        Factors to Consider for Granting Awards. In making the determination as to the persons to whom an Award shall be granted, the Committee or any delegate may take into account such individual’s salary and tenure, duties and responsibilities, their present and potential contributions to the success of the Company, the recommendation of supervisors, and such other factors as the Committee or any delegate may deem important in connection with accomplishing the purposes of the Plan.

4.6        Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE V

SHARES SUBJECT TO THE PLAN

5.1        Number of Shares. Subject to adjustment as provided in Section 5.4, the total number of Shares available for grant under the Plan shall not exceed 4,110,000 Shares, plus any shares remaining available for grant under the Prior Plan on the effective date of the Plan. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

5.2

(a)            Lapsed Awards. Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, terminated or expire unexercised shall be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall be available for grant under the Plan. Shares related to awards granted under the Prior Plan that are forfeited, terminated or expire unexercised shall also be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall also be available for grant under the Plan.

(b)            Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.3        Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 5.4, no Participant may be granted (i) Options or Stock Appreciation Rights during any Fiscal Year with respect to more than 500,000 Shares or (ii) Shares of Restricted Stock, Restricted Stock Units, Performance Shares and/or other Stock-Based Awards in any Fiscal Year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Units that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

5.4        Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, separation, liquidation, combination, or other similar transaction or change in the corporate structure of the Company affecting the Shares or the value thereof, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1 and 5.3 in such manner as the Committee shall determine to be advisable or appropriate, taking into consideration the accounting and tax consequences, to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants.

5.5        Restrictions on Share Transferability. Except as otherwise provided by the Committee or the Board, as the case may be, Awards granted under the Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, Awards shall be transferable by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her awards to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred award. The Committee may impose such restrictions on any Award of Shares or Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

5.6        Share Vesting. Notwithstanding any provision herein, excepting up to five (5) percent of shares approved under the Plan, no Award may be granted with less than a one year vesting period.

ARTICLE VI

STOCK OPTIONS

6.1        Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. No more than 1,000,000 Shares may be issued as Incentive Stock Options under the Plan.

6.2        Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3        Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement.

(a)            Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(b)            Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; or one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(c)            Substitute Options. Notwithstanding the provisions of Sections 6.3(a) and 6.3(b), in the event that the Company consummates a transaction described in section 424(a) of the Code, persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4        Expiration of Options.

(a)            Expiration Dates. Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of the following events:

  (i)    The date(s) for termination of the Option set forth in the Award Agreement;

 (ii)    The date determined under Section 6.8 regarding Termination of Service; or

(iii)    The expiration of ten (10) years from the Grant Date.

(b)            Committee Discretion. Subject to the limits of Section 6.4(a), the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

6.5             Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option. The Committee may not, after an Option is granted, extend the maximum term of the Option.

6.6             Payment. Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may also permit exercise (a) by tendering previously acquired Shares (either actually or by attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.

6.7             Certain Additional Provisions for Incentive Stock Options.

    (a)             Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

    (b)            Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are employees of the Company or a subsidiary corporation (within the meaning of section 424(f) of the Code) on the Grant Date.

    (c)             Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

6.8      Termination of Service.

(a)           Termination for Cause. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b)          Termination Due To Death. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than one (1) year after a Participant’s Termination of Service due to death, but in no event after the expiration of the term of the Option.

(c)          Termination Due to Disability. Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than one year from the date of Termination of Service due to Disability, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Disability, but in no event after the expiration of the term of the Option.

(d)          Termination Due to Retirement. Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than three months after a Termination of Service due to Retirement, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Retirement, but in no event after the expiration of the term of the Option.

(e)          Other Voluntary Terminations. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after the date of Termination of Service due to voluntary termination other than for Retirement.

(f)           Termination For Other Reasons. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than three months after a Participant’s Termination of Service for any reason other than described in Section 6.8(a) through 6.8(e), but in no event after the expiration of the term of the Option.

(g)          Leave of Absence. The Committee may make such provision as it deems appropriate with respect to Participants on a leave of absence.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1       Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Subject to Section 5.3, the Committee shall determine the number of Shares to be granted to each Participant. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

7.2       Restricted Stock Agreement. Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other terms and conditions as the Committee shall determine.

7.3       Transferability. Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction.

7.4       Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate in accordance with this Section 7.4.

(a)            General Restrictions. The Committee may set restrictions based upon (a) the achievement of specific Performance Goals, (b) other performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other basis determined by the Committee.

(b)            Intentionally Left Blank. .

(c)            Legend on Certificates. The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE GREEN PLAINS INC. 2009 EQUITY INCENTIVE PLAN, AS AMENDED, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(d)            Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

7.5       Removal of Restrictions. With respect to Awards of Restricted Stock, the Committee may accelerate the time at which any restrictions shall lapse and remove any restrictions. With respect to Awards of Restricted Stock Units, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Restricted Stock Units. However, in no event may the restrictions on Shares granted to a Section 16 Person lapse until at least six months after the grant date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). After the end of the Period of Restriction, the Participant shall be entitled to have any legend or legends under Section 7.4(c) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, as set forth in the Award Agreement.

7.6       Voting Rights. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.7       Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares or dividend equivalents during the Period of Restriction. If any such dividends or dividend equivalents with respect to Restricted Stock are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8       Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under the Plan.

7.9       Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code. If a Participant makes an election pursuant to section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1       Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, if Shares are traded on an established securities market, Stock Appreciation Rights may be granted to Participants at any time and from time to time as determined by the Committee. Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Stock Appreciation Right.

8.2       Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, any conditions to exercise of the Stock Appreciation Right and such other terms and conditions as the Committee shall determine.

8.3       Exercise Price. The Exercise Price for each Stock Appreciation Right shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Stock Appreciation Right may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

8.4       Expiration of Stock Appreciation Rights.

(a)       Expiration Dates. Each Stock Appreciation Right shall terminate upon the earliest to occur of the following events:

(i)        The date(s) for termination of the Stock Appreciation Right set forth in the Award Agreement;

(ii)        The date determined under Section 8.7 regarding Termination of Service; or

(iii)        The expiration of ten (10) years from the Grant Date.

(a)        Committee Discretion. Subject to the limits of Section 8.4(a), the Committee shall provide in each Award Agreement when each Stock Appreciation Right expires and becomes unexercisable. The Committee may not, after an Stock Appreciation Right is granted, extend the maximum term of the Stock Appreciation Right.

8.5       Exercisability of Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After a Stock Appreciation Right is granted, the Committee may accelerate or waive any restrictions constituting a substantial risk of forfeiture on the exercisability of the Stock Appreciation Right.

8.6       Payment of Stock Appreciation. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)        The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)        The number of Shares with respect to which the Stock Appreciation Right is exercised.

Such payment shall be in Shares of equivalent value or in cash or cash equivalent, as specified in the Award Agreement.

8.7       Termination of Service.

(a)        Termination for Cause. Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b)        Termination Due To Death, Disability, or Retirement. Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised more than one (1) year after a Participant’s Termination of Service due to death or more than three (3) years after a Participant’s Termination of Service due to Disability or Retirement.

(c)        Other Voluntary Terminations. Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s voluntary Termination of Service for any reason other than Retirement.

(d)    Termination For Other Reasons. Unless otherwise specifically provided in the Award Agreement, an Stock Appreciation Right may not be exercised more than ninety (90) days after a Participant’s Termination of Service for any reason other than described in Section 8.7(a) through 8.7(c).

8.8       Voting Rights. Participants holding Stock Appreciation Rights granted hereunder shall have no voting rights.

ARTICLE IX

PERFORMANCE UNITS/PERFORMANCE SHARES

9.1       Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Subject to Section 5.3, the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

9.2       Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

9.3       Performance Objectives and Other Terms. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of

Performance Units or Performance Shares, or both, that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called the “Performance Period”. Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4       Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

9.5       Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Awards shall be paid no later than the last date permitted in order for the payment to be exempted from the definition of deferred compensation under section 409A of the Code.

9.6       Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.7       Termination of Employment/Service Relationship. In the event of a Participant’s Termination of Service, all Performance Units/Shares shall be forfeited by the Participant unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement. Any such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units/Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE X

STOCK-BASED AWARDS

10.1     Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Subject to Section 5.3, the Committee shall have complete discretion in determining the amount of Stock-Based Awards granted to any Participant. Stock-Based Awards shall be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

ARTICLE XI

MISCELLANEOUS

11.1     Deferrals. To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee.

11.2     409A Compliance. To the extent any provision of the Plan or any Award or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Section 409A of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan and all Awards will comply with or be exempt from Section 409A of the Code, and the Plan and each Award shall be interpreted consistent with such intent. The Plan and any Award may be amended in any respect deemed necessary (including retroactively) by the Committee in order to pursue compliance with or exemption from, as applicable, Section 409A of the Code. If any deferred compensation is payable to a “specified employee” upon “separation from service,” as those terms are defined in Section 409A of the Code and the regulations thereunder, then payment of such amount shall be delayed for a period of six months following separation from service and paid in a lump sum on the first payroll date following the expiration of such six month period. The foregoing shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards. A Participant or beneficiary as applicable is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or beneficiary in connection with any payments to such Participant or beneficiary under the Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant or beneficiary harmless from any and all of such taxes and penalties.

11.3     No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without Cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

11.4     Participation. No Participant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

11.5     Indemnification. Each person who is or shall have been a member of the Committee, or of the Committee, to the extent permitted under state law, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.6     Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

11.7     Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.

11.8     No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

11.9     Investment Representation. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

11.10   Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

11.11   Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE XII

AMENDMENT, TERMINATION, AND DURATION

12.1     Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval; and further provided, that the Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

12.2     Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 12.1 shall remain in effect until the tenth anniversary of the effective date of the Plan.

ARTICLE XIII

TAX WITHHOLDING

13.1     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

13.2     Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

ARTICLE XIV

CHANGE IN CONTROL

14.1     Upon the Occurrence of Change in Control:

(a)            Options and Stock Appreciation Rights.

(i)            If in connection with a Change in Control, any outstanding Option or Stock Appreciation Right is not continued in effect or converted into an Option to purchase or Stock Appreciation Right with respect to stock of the survivor or successor parent corporation in a manner that complies with Sections 424 and 409A of the Code, such outstanding Option(s) or Stock Appreciation Rights shall vest and become fully exercisable.

(ii)            If outstanding Options or Stock Appreciation Rights are continued or converted as described in Section 14.1(a)(i), then upon the occurrence of a Qualifying Termination of the holder thereof, such Options or Stock Appreciation Rights shall vest and become fully exercisable.

(b)            Restricted Stock and Restricted Stock Units.

(i)            If in connection with a Change in Control, any outstanding Restricted Stock or Restricted Stock Units are not continued in effect or converted into restricted shares or units, as applicable, representing interests in stock of the survivor or successor parent corporation on a basis substantially equivalent to the consideration received by stockholders of the Company in connection with the Change in Control, such outstanding Restricted Stock or Restricted Stock Units shall vest and be valued at the time of the Change in Control.

(ii)            If any outstanding Restricted Stock or Restricted Stock Units are continued or converted as described in Section 14.1(b)(i), then upon occurrence of a Qualifying Termination of employment of the holder thereof, such Restricted Stock or Restricted Stock Units shall vest in full.

(c)        Performance Share.

(i)            Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Shares shall be converted into time-vesting Restricted Stock, based on actual performance, giving effect to the transaction constituting the Change in Control. Unless otherwise specified in the Award Agreement corresponding to the Performance Shares, the number of Shares converted into Restricted Stock shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such Restricted Stock shall be the time remaining in the Performance Period of the converted Performance Shares. If in connection with such Change in Control, the converted Restricted Stock is not continued in effect or converted into restricted shares or units relating to the stock of the successor or survivor parent corporation on a basis substantially equivalent the consideration, if any, received by stockholders of the Company in connection with the Change in Control, then all such outstanding Restricted Stock shall vest and be valued pursuant to Section 14.1(b)(i).

(ii)            The Restricted Stock into which any outstanding Performance Shares are converted as described in Section 14(c)(i) shall vest upon a Qualifying Termination of the holder.

(d)        Performance Units

(i)            Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Units shall be converted into time-vesting restricted cash, based on actual performance, giving effect to the transaction constituting the Change in Control. Unless otherwise specified in the Award Agreement corresponding to the Performance Units, the value converted into restricted cash shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such restricted cash shall be the time remaining in the Performance Period of the converted Performance Units.

(ii)            The restricted cash into which any outstanding Performance Units are converted as described in Section 14(d)(i) shall vest upon a Qualifying Termination of the holder.

(e)        Qualifying Termination. For purposes of this Section, a “Qualifying Termination” shall mean a termination of employment within twenty-four months following a Change in Control (i) by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company or (ii) by the Participant for “good reason,” if “good reason” is defined in the applicable Award Agreement or employment agreement.

14.2      Continued or Converted. For purposes of Section 14.1(a), (b), (c), and (d) hereof, (i) no Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit shall be treated as “continued or converted” on a basis consistent with the requirements of Sections 14.1(a)(i), (b)(i), (c)(i), or (d)(i) as applicable, unless the stock underlying such Award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange, and (ii) no Performance Share or Performance Unit will be treated as “continued or converted” on a basis consistent with the requirements described in Section 14.1(c)(i) and 14.(d)(i) unless the performance conditions applicable to a Participant’s earning of the Award are practicably susceptible of continuing measurement following the Change in Control transaction and do not effectively increase the performance required to be achieved in order for the Participant to earn any portion or level of Award.

14.3      Section 409A. If the implementation of any of the foregoing provisions of this Article XIV would cause a Participant to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until the first date on which such implementation would not cause any adverse tax consequences under Section 409A.

14.4      Conflict. The preceding sections of this Article XIV shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable Award for different provisions to apply in the event of a Change in Control. For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the Award, but if the application of such different provisions is unclear, uncertain or ambiguous, the provisions of this Article XIV shall govern.

ARTICLE XV

LEGAL CONSTRUCTION

15.1      Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.2      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3      Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

15.4      Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

15.5      Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Iowa.

15.6      Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
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Online Go to www.envisionreports.com/GPRE or scan the QR code – login details are located in the shaded bar below.
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Annual Meeting Proxy Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, a vote FOR Proposal 2, a vote FOR Proposal 3 and a vote FOR Proposal 4.	+

1.	To elect three directors to serve three-year terms that expire at the 2022 annual meeting:

	For	Withhold		For	Withhold		For	Withhold
01 - James Crowley	☐	☐	02 - Gene Edwards	☐	☐	03 - Gordon Glade	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of the Company’s auditors;	☐	☐	☐	3. To ratify and approve the Company’s 2019 Equity Incentive Plan;	☐	☐	☐
	For	Against	Abstain
4. To cast an advisory vote to approve the Company’s executive compensation;	☐	☐	☐	5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 8, 2019:
The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy – Green Plains Inc.

+

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 8, 2019

Proxy Solicited by Board of Directors for Annual Meeting – May 8, 2019

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on May 8, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1, vote FOR Proposal 2, vote FOR Proposal 3, and vote FOR Proposal 4.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address – Please print new address below.

∎	+